                                 SCHEDULE 14C
                                (Rule 14c-101)

          SCHEDULE 14C INFORMATION REQUIRED IN INFORMATION STATEMENT

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:
[  ] Preliminary Information Statement
[xx] Definitive Information Statement

                     Investors First-Staged Equity L.P.
 ................................................................................
              (Name of Registrant as Specified In its Charter)

Payment of Filing Fee (Check the appropriate box):
[xx] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ......................................................................

     2)   Aggregate number of securities to which transation applies:
          ......................................................................

     3)   Per unit price or other underlying value of transaction
          computted pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ......................................................................

     4)   Proposed maximum aggregate value of transaction:
          ......................................................................

     5)   Total fee paid:
          ......................................................................

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1) Amount Previously Paid:  .............................................
     2) Form, Schedule or Registration Statement No...........................
     3) Filing Party:  ............................................
     4) Date Filed:  .................................................

                                                                October 17, 1997

                     INVESTORS FIRST - STAGED EQUITY L.P.
                        c/o VMS Realty Partners, L.P.
                          630 Dundee Road, Suite 220
                         Northbrook, Illinois  60062


                            INFORMATION STATEMENT


     We are writing to advise you of a proposed amendment to the Restated Limited Partnership Agreement ("Partnership Agreement") of Investors First-Staged Equity L.P., a Delaware limited partnership ("Partnership"). The amendment ("Amendment"), discussed below, relates to the terms on which the general partner of the Partnership (the "General Partner") may withdraw as such. The Amendment will permit (i) the contemplated withdrawal of the current general partner of the Partnership and (ii) the contemplated admission as the general partner of the Partnership of MAERIL, Inc., a Delaware corporation ("MAERIL"), an affiliate of Metropolitan Asset Enhancement, L.P. ("MAE"), which is an affiliate of Insignia Financial Group, Inc. ("Insignia"), a fully integrated real estate organization. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Amendment is proposed pursuant to the terms of settlement ("Settlement Agreement") of the lawsuits consolidated under the caption In Re VMS Limited Partnership Securities Litigation, in the United States District Court for the Northern District of Illinois (the "Court"). The current general partner of the Partnership is VMS Realty Investment II ("VMSRI"), an Illinois general partnership.1 The general partners of VMSRI

________________
(1) The initial general partner of the Partnership was VMS Realty Partners. As previously reported, on January 1, 1986, the VMS organization underwent a restructuring. Under this reorganization, VMS Realty Partners' name was changed to VMS Realty Investment and certain of its assets were transferred by assignment to a new partnership created under the laws of the State of Illinois. Effective January 1, 1986, VMS Realty Investment assigned its interest in future profits, losses, operating cash flow and liquidation proceeds of the Partnership to VMSRI, which subsequently became the general partner. Effective January 1, 1987, VMSRI assigned its beneficial interest in the Partnership to VMS Realty Investment. VMS Realty Investment was subsequently reorganized as an Illinois limited partnership, named VMS Realty Investment, Ltd. ("VMSRIL").

are: Azel Realty Corporation, an Illinois corporation, which holds a 34.5% general partnership interest; PRM Realty Corporation, an Illinois corporation, which holds a 47.5% general partnership interest; JAS Realty Corporation, an Illinois corporation, which holds a 13.0% general partnership interest; Residential Equities, Ltd., an Illinois corporation, which holds a 2.5% general partnership interest; and Brewster Realty, Inc., a Delaware corporation, which holds a 2.5% general partnership interest. Robert D. Van Kampen is the sole shareholder of Azel Realty Corporation and 80% stockholder of Brewster Realty, Inc. Peter R. Morris is the sole shareholder of PRM Realty Corporation and Residential Equities, Ltd. Joel A. Stone is the sole shareholder of JAS Realty Corporation and a 20% stockholder of Brewster Realty, Inc.

     This Information Statement is being mailed to all limited partners of record of the Partnership as of October 1, 1997. No meeting of limited partners of the Partnership will be held. It is contemplated that the Amendment will be adopted by the Partnership by consent twenty (20) business days from the date of this Information Statement, such consent to be accomplished by the exercise of irrevocable proxies previously given to the general partner of the Partnership by the limited partners pursuant to the terms of the Settlement Agreement described below. Under the Settlement Agreement, limited partners of the Partnership owning 99% of the limited partnership interests granted such irrevocable proxies to the general partner to approve the Amendment.

     Pursuant to Section AA, paragraph 8 of the Partnership Agreement, the consent to an amendment by limited partners owning at least a majority of the limited partnership interests in the Partnership is sufficient for the adoption of an amendment to the Partnership Agreement. The Partnership currently has outstanding a single class of limited partnership interests, consisting of 16,267 Units of interest. No person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is the beneficial owner of five percent or more of either of the Partnership's limited partnership interests, except that, solely because of its shared voting power pursuant to the proxies given under the Settlement Agreement, the General Partner could be deemed to be the beneficial owner of 99% of the limited partnership interests in the Partnership.

     Under applicable state law, no dissenter's rights (i.e., rights of non-consenting security holders to exchange interests in the Partnership for payment of their fair value) are available to any limited partner of the Partnership, regardless of whether such limited partner has consented to the adoption of the Amendment.

     The Partnership will provide without charge to each person, including any limited partners of the Partnership, to whom a copy of this Information Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Leslie Gesme, VMS Realty Partners, L.P., 630 Dundee Road, Suite 220, Northbrook, Illinois 60062 (telephone (847) 714-9600).

     This information statement should be read carefully as it describes certain substantial consequences of the Amendment including the following:

     - MAERIL, upon becoming substitute general partner, will have (in place of VMSRI) the authority, pursuant to the Settlement Agreement, to consent on behalf of a substantial majority of the limited partners to transfers of the Partnership's assets (including the sale of all or substantially all of the Partnership's assets), subject to review of an oversight committee. See "Settlement Agreement's Relationship to the Partnerships -- Procedures for Disposition of Assets of Settling Limited Partnerships."

     - VMSRI's resignation as general partner of the Partnership will relieve it of any liability for the obligations of the Partnership, which obligations are incurred subsequent to the date of its withdrawal.

     - The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSRIL and its affiliates pursuant to which VMSRIL and its affiliates will receive, and have received, significant compensation, including:

            (a)  cash compensation in excess of $6
                 million;
            (b)  $500,000 of indemnification against
                 certain potential claims;
            (c)  a covenant not to sue from a
                 partnership affiliate of MAERIL which was VMSRIL's principal creditor.

     - The substitution will assist Insignia in performing its obligations pursuant to an agreement regarding the refinancing of the Partnership's mortgage loans, in connection with which, if consummated, Insignia will receive at least $1.1 million of consideration. See "The Insignia Transaction -- The MF VMS Agreement."

SUMMARY OF THE INFORMATION STATEMENT

     The following summary is qualified by, and should be read in conjunction with, the more detailed information appearing elsewhere herein. Limited partners of the Partnership are urged to read this Information Statement in its entirety. The Glossary contains an index of all defined terms used herein.

            A.   AMENDMENT TO PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Settlement Agreement, an amendment to the terms of the Partnership Agreement will be adopted, providing that a general partner of the Partnership may withdraw as such without liability and may substitute its own successor, all without the further consent of the limited partners of the Partnership, provided that certain conditions are satisfied.2 The proposed Amendment will be adopted upon the General Partner's exercise of the proxies ("Proxies") granted to it by settling investors pursuant to the terms of the Settlement Agreement (which Proxies were granted for the express purpose of, among other things, adopting the proposed amendment). See "Amendment To Partnership Agreement."


            B.   WITHDRAWAL OF VMSRI AND SUBSTITUTION OF MAERIL

     VMSRIL, Strategic Realty Advisors, Inc. ("SRA") (an affiliate of VMSRIL), certain other affiliates of VMSRIL (including VMS Realty Partners, L.P.), Insignia, and an Insignia affiliate executed a letter of intent (the "Insignia Letter of Intent") dated November 16, 1993, contemplating, among other things, that the general partners (including VMSRI) of all VMS syndicated partnerships other than those owning hotels (those that do not own hotels are referred to as the "Syndicated Partnerships"), including the Partnership, will withdraw as general partners and be replaced by MAERIL. MAERIL is a single purpose affiliate (a second tier wholly owned subsidiary) of MAE, a limited partnership
(a) in which Insignia owns a 19.13% limited partnership interest, (b) the general partner of which is solely owned by Andrew L. Farkas, the Chairman and Chief Executive Officer of Insignia, and (c) in which Mr. Farkas individually


________________
(2) These conditions generally require that (i) the substitute partner have experience in real estate management and be reasonably capitalized to serve as general partner and (ii) the substitution not result in the reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes.

holds substantial additional interests.3 After consummation of certain of the transactions contemplated by the Insignia Letter of Intent, Insignia, MAE, MAERIL, VMSRIL and the VMS Principal Entities4 entered into a binding agreement (the "Insignia Agreement") dated July 14, 1994 which terminated the Insignia Letter of Intent, and restructured certain of the then unconsummated transactions that had been contemplated by the Insignia Letter of Intent and provided for certain other agreements of the parties. Pursuant to the Insignia Agreement, MAERIL has or will become the substitute general partner of only the Selected Syndicated Partnerships,5 including the Partnership rather than all of the Syndicated Partnerships as originally contemplated in the Insignia Letter of Intent.

________________
(3) Mr. Farkas is the sole stockholder of a corporation which is the general partner of MAP IV, which holds a 64.5% limited partnership interest in MAE; and owns the general partner in MAP V which holds a 9.5% limited partnership interest in MAE. He is also a stockholder in Insignia, directly and through MAP IV, MAP V, and certain other entities.

(4) "VMS Principal Entity" means each of VMSRP, Chicago Wheaton Partners, VMS Realty Investors, VMS Financial Services, VMS Financial Guarantee Limited Partnership and VMS Realty Guarantee Limited Partnership; "VMS Principal Entities" means every VMS Principal Entity, collectively.

(5) "Selected Syndicated Partnerships" means, collectively, the Partnership, Boca Glades Associates, Ltd., Boca West Shopping Center Associates, Ltd., Four Quarters Habitat Apartments Associates, Ltd., Hearthwood Associates, Kendall Townhome Investors, Ltd., Lynnhaven Associates, Merrifields Apartments, Mount Regis Associates II, Pasadena Office Park Associates, Prudential-Bache VMS Realty Associates L.P. I, Scarlett Oaks Apartment Associates, Ltd., VMS Investors First-Staged Equity L.P. II, VMS National Residential Portfolio I, VMS National Residential Portfolio II, Woodhaven Associates and Yorktown Towers Associates.

(6) Most of the Syndicated Partnerships, including the Partnership, retained Insignia or its affiliates to provide property and asset management services. However, pursuant to the Insignia Agreement, Insignia terminated its and its affiliates' rights and obligations to provide management
                                                                  (continued...)

contemplated that such Insignia affiliate would retain SRA to assist it in the provision of such management services; however, pursuant to the Insignia Agreement, SRA has been retained to assist in the provision of management services only to the VMS National Properties Joint Venture (and will not be retained to provide such services with respect to any of the other Syndicated Partnerships). SRA is wholly owned by Joel A. Stone, who is the sole shareholder of one of the corporate partners of VMSRI. See "The Insignia Transactions."

     By agreement dated June 13, 1997 (the "MF VMS Agreement"), Insignia entered into an agreement with MF VMS, L.L.C. ("MF VMS") to cooperate with one another for MF VMS to acquire and restructure all of the outstanding mortgage indebtedness of the Partnership and of VMS National Properties Joint Venture ("VMS NRP"). MF VMS already holds, by assignment, all of the outstanding mortgage indebtedness of the Partnership and VMS NRP, other than 13 first mortgage loans, with an outstanding principal balance as of July 31, 1997 of approximately $33 million (of which 2 such first mortgage loans with an outstanding principal balance of $12.5 million relate to the Partnership). Furthermore, Insignia agreed, among other things, to use commercially reasonable efforts to amend its property management agreements with respect to the Partnership's and NRP's properties. In connection with these transactions, Insignia has received, and has the right to receive, significant cash consideration from MF VMS. See "The Insignia Transaction - The MF VMS Agreement."

     The mortgage documents with respect to the Partnership's properties prohibit the substitution of MAERIL as general partner of the Partnership without the consent of the mortgage lenders. MF VMS has granted its consent with respect to all of the debt of the Partnership held by it. However, consents from the holders of the 2 remaining senior mortgage loans have not been actively pursued by the Partnership, although the Partnership intends to

____________________
(6)(... Continued)
     services to the following Syndicated Partnerships: Fort Lauderdale Office Park Associates, Garden City Plaza Associates, Ltd., Jacksonville/Windsong Apartments Associates, Natick Village Apartment Associates, Oak Brook International Office Center Associates, Ramblewood Associates, 1600 Arch Investors, Ltd., 1600 Arch Limited Partnership, Valley View Associates, Valley View Associates II, Village Green Apartment-Townhome Associates, Woodmere Associates, Ltd. In addition, an Insignia affiliate will not provide management services with respect to one property formerly owned by VMS Investors First-Staged Equity LP II, which property was sold by such partnership following foreclosure proceedings.

seek the consent of such lenders prior to consummation of the substitution. However, the Partnership intends to proceed with the substituion whether or not it receives such consents, which might give such non-consenting lenders a right to declare a default and attempt to exercise their remedies, including foreclosing upon the mortgaged properties.

            C.   SETTLEMENT AGREEMENT

     The Settlement Agreement dismissed all settling defendants, including the Partnership, from certain actions brought by and on behalf of certain purchasers of limited partnership interests in approximately 100 VMS-sponsored syndicated limited partnerships ("Settling Limited Partnerships"), including the Partnership:

                  1.   Release

     The investors who participated in the Settlement Agreement ("Settling Class Members") thereby released the settling defendants from any and all claims which they might have against the settling defendants relating to the Settling Limited Partnerships, as well as defenses to collection actions related to notes given by Settling Class Members in connection with the purchase of their interests in such partnership. See "Settlement Agreement's Relationship To The Partnership."


                  2.   Settlement Proceeds

     An aggregate amount of $23,500,000 in cash was initially paid on behalf of both the VMS-related settling defendants and the Prudential-Bache-related settling defendants. (An additional $1,050,000 in cash was initially paid on behalf of Settling Class Members related to Mutual Benefit Financial Services Co. and MB Investment Properties, Inc. (collectively, "Mutual Benefit Settling Defendants"), although none of these proceeds was allocated to the Partnership.) Additionally, upon the disposition of assets owned by the Settling Limited Partnerships, VMSRIL and certain of its affiliates have paid (net of certain deductions) a percentage of certain payments they have received as a result of such dispositions (including, without limitation, repayments of certain amounts loaned to the Settling Limited Partnerships), into the settlement fund created for the benefit of the Settling Class Members. In the future, a percentage of certain amounts (without deductions) that would have been received by VMSRIL's affiliates in the event of a disposition of assets owned by the Settling Limited Partnerships will be paid to such settlement fund. Additional consideration for the Settling Class Members has also been provided by the settling defendants. See "Settlement Agreement's Relationship To The Partnership - Terms of the Settlement Relating to the VMS Settling Defendants; and - Terms of the Settlement Agreement Relating to the Prudential-Bache Settling Defendants."

                  3.   Allocation of Settlement Proceeds

     The Partnership is allocated 2.76 percent of the net settlement proceeds paid on behalf of the VMS-related settling defendants and 2.03 percent of the net settlement proceeds paid on behalf of the Prudential-Bache-related settling defendants. See "Settlement Agreement's Relationship To The Partnerships - Allocation of Settlement Proceeds."

                  4.   Procedures for Disposition of Assets
                       of Settling Limited Partnerships

     In addition to empowering the managing general partner of each of the active Settling Limited Partnerships to cause adoption of the Amendment, the Proxies also grant each managing general partner the power to consent on behalf of a Settling Class Member who is a limited partner of such partnership to the disposition of any or all of the assets of such partnership. Therefore, for each Settling Limited Partnership, including the Partnership, in which the managing general partner holds proxies representing a sufficient percentage of the limited partnership interests pursuant to the terms of such partnership's partnership agreement, no further approval of the limited partners of such partnership is required to dispose of any or all of its assets.

     However, except as indicated below, all dispositions of assets owned by Settling Limited Partnerships will be subject to review by an oversight committee (the "Oversight Committee") consisting of counsel for the class of Settling Class Members and any other person that such counsel shall designate. The Oversight Committee has the right to challenge in court a proposed disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee.
If the Oversight Committee challenges a proposed disposition, it will not occur until the Court rules on such challenge.

                  5.   Effect On Fees, Distributions and
                       Allocations of Profits and Losses to General Partners

     The Settlement Agreement does not increase the fees which a general partner of a syndicated limited partnership was entitled to receive prior to the Settlement Agreement. However, following VMSRI's withdrawal from, and transfer of its general partnership interest in, the Partnership, partnership distributions of profits and losses attributable to VMSRI's general partnership interest in the Partnership will be received by MAERIL as the transferee of those general partnership interests. See "Settlement Agreement's Relationship To The Partnership - Effect on Fees, Distributions and Allocations of Profits and Losses to General Partners of Settling Limited Partnerships."

            D. SUMMARY OF CONFLICTS OF INTEREST

     The substitution of MAERIL is part of a series of transactions involving MAERIL's affiliates and VMSRIL and its affiliates pursuant to which VMSRIL and its affiliates will receive, and have received, significant compensation, including:

     (a)  cash compensation in excess of $6 million;

     (b) $500,000 of indemnification against certain potential claims; and

     (c) a covenant not to sue from a partnership affiliate of MAERIL which was the principal creditor of VMSRIL. MAERIL's affiliate (ISLP) acquired this debt (which aggregated $37,270,000 as of January 1, 1994) on November 16, 1993 from EAB (as defined below) for $1,100,000. Additionally, such partnership purchased approximately $16,150,000 of VMSRP debt held by EAB for a price of $400,000 and approximately $23,750,000 of VMSRP debt held by Marine Midland for a price of $620,000. See "The Insignia Transactions."

     Pursuant to the Partnership Agreement and Delaware law, absent the Proxies and the Amendment, there would be certain substantial limitations on the authority of a general partner to withdraw and substitute a new general partner. However, the Proxies and the Amendment effectively eliminate these limitations, permitting the general partner to freely withdraw and substitute a new general partner so long as the withdrawal conditions specified in the Settlement Agreement have been satisfied. As a result, although any substitute general partner must meet the withdrawal conditions, the existing general partner might be motivated in the selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be received from such successor and the speed with which the substitution of the successor can be accomplished. Additionally, in order to facilitate its withdrawal, the general partner could cause the Partnership to confer benefits upon a successor and its affiliates which might not be in the best interests of the Partnership. See "Conflicts of Interest."

            E. ADVERSE EFFECTS ON LIMITED PARTNERS
               AND BENEFITS TO RESIGNING GENERAL PARTNER

     A potentially adverse effect of the Amendment on the limited partners is that VMSRI will be able to withdraw as a general partner of the Partnership. VMSRI's resignation as a general partner of the Partnership will relieve it of any liability for the obligations of the Partnership incurred subsequent to the date of its withdrawal. However, despite its withdrawal, VMSRI will remain liable for liabilities, if any, which arose prior to its withdrawal; provided that VMSRI will not be liable for any such liability if (i) it otherwise would not have been liable for such liability had it not withdrawn or (ii) the assets of the Partnership are sufficient to satisfy such liability. Under the terms of the Partnership Agreement, however, VMSRI would not have an obligation to make additional contributions to, or assume additional liabilities of, the Partnership. Additionally, VMSRI has been released from certain claims pre-dating its withdrawal pursuant to the terms of the Settlement Agreement. See "Settlement Agreement's Relationship To The Partnership." Furthermore, as the substitute general partner in the Partnership, MAERIL will be liable, to the same extent VMSRI would have been, absent its withdrawal, with respect to obligations of the Partnership incurred following MAERIL's substitution as general partner.

     MAERIL will receive VMSRI's general partnership interest in the Partnership, and any distributions and fees attributable to such interest after the date of the transfer of such general partnership interest. VMSRI and certain of its affiliates have received benefits pursuant to the Insignia Letter of Intent, including a covenant not to sue given by ISLP, and have received, and, in the future, will receive, benefits pursuant to the Insignia Agreement; these benefits include substitution of MAERIL for VMSRI as general partner of the Partnership, and certain other monetary benefits. See "The Insignia Transactions."

     Additionally, with the Proxies granted in connection with the Settlement Agreement, the general partner (MAERIL after its substitution as such) can consent on behalf of each Settling Class Member to any sale, lease, assignment, exchange or other transfer or conveyance of the assets of the Partnership, subject to review of the Oversight Committee. See "Settlement Agreement's Relationship to the Partnership - Procedures for Disposition of Assets of Settling Limited Partnerships" and "The Insignia Transactions."

            F. DEVELOPMENTS AFFECTING VMSRI
               AND ITS AFFILIATES

     As previously disclosed in the Partnership's public filings, certain affiliates of VMSRI, including VMSRIL, had experienced severe liquidity problems. VMSRIL's liability to its principal creditor, European American Bank, substantially exceeded the realizable value of VMSRI's assets. However, these problems have now been addressed by the receipt by VMSRIL of a covenant not to sue from a partnership in which Insignia is the general partner, which purchased VMSRIL's debt to its principal creditor, as well as by the execution of certain creditor agreements described below. See "The Insignia Transactions" and "Developments Affecting VMS Realty Partners And Its Affiliates."

AMENDMENT TO PARTNERSHIP AGREEMENT

     Attached as Exhibit A to this Information Statement is a copy of the text of the Amendment. The Amendment provides that notwithstanding any provisions to the contrary in the Partnership Agreement of the Partnership or the private placement memoranda by which such Partnership was syndicated in 1985 through 1987, the general partner of the Partnership may

         (i) withdraw, without liability for such withdrawal, from such Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in such Partnership), and

         (ii) substitute one or more successor general partners,

without obtaining, with respect to both (i) and (ii) above, any further consent of the limited partners of the Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than satisfaction of the Withdrawal Conditions. Although the Partnership Agreement does not specify a procedure for, nor prohibit, the voluntary withdrawal of the general partner and the admission of a new general partner, Section 17-402 of the Delaware Revised Uniform Partnership Act provides that "unless otherwise provided in the partnership agreement, additional general partners may be admitted only with the written consent of each partner." The Amendment will amend the Partnership Agreement so that, notwithstanding the above referenced provision of Delaware law, or any provision of the Partnership Agreement, the general "partner may withdraw and substitute a new general partner upon Satisfaction of the Withdrawal Conditions."7 "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred with respect to the withdrawal of the general partner of the Partnership if such general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of such Partnership as an association taxable as a corporation for federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner.

________________
(7)  Section 17-602 of the Delaware Revised Uniform Limited Partnership
     Act provides that "[a] general partner may withdraw from a limited partnership at the or upon the happening of events specified in the partnership agreement and in accordance with the partnership agreement."

     It is contemplated that, after the effectiveness of the Amendment, VMSRI will withdraw as a general partner of the Partnership by transferring its general partnership interest to MAERIL. Satisfaction of the Withdrawal Conditions with respect to such withdrawal has occurred, given that:
(i) with respect to the Withdrawal Condition set forth in clause (x) of the last sentence of the preceding paragraph, VMSRI has reasonably determined that its contemplated withdrawals through the assignment of its general partnership interest to MAERIL will not result in the reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes; and
(ii) with respect to the condition set forth in clause (y) of the last sentence of the preceding paragraph, MAERIL has (a) substantial experience in real estate management, and (b) a reasonable amount of capital to carry out its duties and obligations as a general partner. Although MAERIL had a stockholder's deficit of $184,000 as of June 30, 1997, this deficit is principally attributable to
(i) amortization of the difference between the carrying value and MAERIL's shares of the partnership net deficits of the partnerships in which it has become the general partner and (ii) its equity interest in the losses recognized by such partnerships (many of which result from obligations for which, because of their non-recourse nature or incurrence prior to MAERIL becoming general partner, MAERIL is not directly liable). Additionally, as reflected in footnote 1 to MAERIL's balance sheet, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform certain functions for MAE and each of its affiliates and controlled subsidiaries, which includes MAERIL. Under this same agreement, MAE and its affiliates (including MAERIL) engage Insignia to perform property and asset management for partnerships in which they serve as general partner. See "The Insignia Transaction -- Insignia, MAE and MAERIL." Based upon the factors, VMSRI has concluded that MAERIL has the wherewithal and access to the necessary expertise to carry out its duties and obligations as general partner of the Partnership. See "The Insignia Transactions --
Insignia, MAE and MAERIL," MAERIL's audited balance sheet, which is attached hereto as Exhibit F, and the letter from MAERIL to VMSRIL attached hereto as Exhibit G. Both Exhibit F and Exhibit G are incorporated herein by reference in their entirety.

     The Proxies, which will be used to approve the Amendment, were granted pursuant to the terms of the Settlement Agreement. The Settlement Agreement, as amended, was approved on July 2, 1991 by Judge Zagel of the United States District Court for the Northern District of Illinois and permits the withdrawal of the general partner of the Partnership. Limited partners of the Partnership owning 99% of the limited partnership interests have granted, through the Settlement Agreement, irrevocable proxies, containing the terms set forth in Exhibit B attached hereto, consenting to the Amendment. Pursuant to Section
2.02 of the

Settlement Agreement, the general partner of the Partnership is required to vote the Proxies in favor of the Amendment. (The Settlement Agreement contains similar provisions relating to each of the other Active Limited Partnerships; a list of the Active Limited Partnerships is attached as Exhibit C hereto.)

     The Proxies also grant to the general partner of the Partnership the right of each of the limited partners of the Partnership who is a Settling Class Member to consent or object to the disposition of the assets of the Partnership, as more fully described in "Settlement Agreement's Relationship To The Partnership -- Procedures for Disposition of Assets of Settling Limited Partnerships," below.

SETTLEMENT AGREEMENT'S RELATIONSHIP TO THE PARTNERSHIP

     The Settlement Agreement resolved the claims asserted in thirty-eight actions filed by investors in limited partnerships against VMSRP and certain entities and individuals related to VMSRP which were consolidated for pretrial and discovery purposes under the caption In Re VMS Limited Partnership Securities Litigation, Case No. 90 C 2412 (U.S. District Court, N.D. Illinois) ("Consolidated Actions"). In connection with the negotiations of a class action settlement, the "New Action" was filed in the Court on behalf of all investors who purchased an interest in any of approximately 100 non-publicly-traded VMS-sponsored syndicated limited partnerships prior to December 31, 1989.

     The Settlement Agreement became effective on August 12, 1991. The Court's July 2, 1991 order granting final approval of the Settlement Agreement dismissed with prejudice all settling defendants, including the Partnership, from all Consolidated Actions and dismissed the "New Action." The settling defendants8

____________________
(8)  The settling defendants include:  (i) Prudential Securities
     Incorporated (including its predecessor Prudential-Bache Securities, Inc.) and Prudential-Bache Properties, Inc. (collectively, "Prudential-Bache Settling Defendants"), (ii) the Mutual Benefit Settling Defendants, (iii) Industrial Indemnity Co. and Financial Guaranty Associates, Inc. (collectively, "Industrial Indemnity Settling Defendants"), (iv) the individuals and entities related to VMS, including the Partnership, listed on Exhibit D attached hereto (collectively, "VMS Settling Defendants") and
     (v) Continental Casualty Company ("CNA Settling Defendants"). As used herein, the term "Settling Defendants" means VMS Settling Defendants, Prudential-Bache Settling Defendants, Mutual Benefit Settling Defendants, Industrial Indemnity Settling Defendants and CNA Settling Defendants.

including those defendants in the Consolidated Actions that had reached a Settlement Agreement with the Settling Class Members. The "Settling Class Members" are those eligible investors who did not elect to be excluded from the Settlement Agreement.

     As part of the Settlement Agreement and in exchange for the payments and other consideration offered by the Settling Defendants (as more fully described below), the Settling Class Members released the Partnership, the general partner of the Partnership and certain of their respective affiliates from any and all claims of all kinds, including, but not limited to, known and unknown claims relating to any matters that were or might have been asserted in the New Action, in any of the Consolidated Actions, in any action which was or could have been commenced by any Settling Limited Partnership against any of the Settling Class Members under the terms of his Investor Note,9 and/or Partnership Amendment to Note,10 in any court or forum whatsoever, which in any way relate to the Settling Limited Partnerships, including but not limited to such claims relating to the marketing, purchase or sale of interests in the Settling
Limited Partnerships (listed on Exhibit D hereto), the operation and management of the Settling Limited Partnerships and/or the sale of real property or other assets owned by the Settling Limited Partnerships, as well as releasing defenses to collection actions related to Investor Notes. The release does not cover any claims to enforce the terms of the Settlement Agreement.

     The following summarizes the terms of the Settlement Agreement which, in addition to the granting of the Proxies and the withdrawal of VMSRI described above, may be material to the Partnership or the limited partners of the Partnership who are Settling Class Members.

            A. ALLOCATION OF SETTLEMENT PROCEEDS

     On March 10, 1992, the law firms of Beigel & Sandler, Ltd. and Kohn, Klein, Nast & Graf (collectively, "Class Counsel") presented to the Court a proposed plan of distribution of the net settlement fund among the Settling Class Members. The plan allocates a percentage of the net proceeds from the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants to each Settling Limited

____________________
(9)  The term "Investor Note" means any note executed by a Settling
     Class Member as consideration for the acquisition of any interest in a Settling Limited Partnership.

(10) The term "Partnership Amendment to Note" means the agreement pursuant to which such Settling Class Member had the option of refinancing his obligation to the Settling Limited Partnership under the Investor Note.

Partnership, except as indicated below.  Each Settling Limited
Partnership's specific portion of the net settlement fund is then allocated among the Settling Class Members who purchased interests in that Settling Limited Partnership, based on their respective ownership interests and whether they purchased their interests from Prudential-Bache or Mutual Benefit. Pursuant to the terms of the Settlement Agreement, the plan allocates the net proceeds from the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants only to Settling Class Members who purchased interests in Settling Limited Partnerships through the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants, respectively, and only as to those interests; the net proceeds from the VMS Settling Defendants are allocated among all Settling Class Members.

     On March 23, 1992, the Court approved a form of notice to be mailed to all Settling Class Members describing the plan of allocation proposed by Class Counsel and informing them of their right to object to the proposed plan at a hearing before the Court scheduled for May 18, 1992. At the hearing, the Court heard argument by Class Counsel in favor of the proposed plan and objections from certain Settling Class Members. By order dated May 21, 1992, the Court overruled the objections and found the proposed plan to be fair, adequate and reasonable. Based upon these allocations, the Partnership is allocated 2.76% of the net settlement proceeds paid on behalf of the VMS Settling Defendants and 2.03% of the net settlement proceeds paid on behalf of the Prudential-Bache Settling Defendants. Because the Mutual Benefit Settling Defendants did not sell any interests in the Partnership, the Partnership is not allocated a percentage of the net settlement proceeds paid on behalf of these defendants.

     Pursuant to the terms of the Settlement Agreement, none of the VMS Settling Defendants, the Prudential-Bache Settling Defendants or the Mutual Benefit Settling Defendants participated in or had any responsibility with respect to the allocation process.

     All initial distributions of settlement proceeds paid on behalf of the VMS Settling Defendants, the Prudential-Bache Settling Defendants and the Mutual Benefit Settling Defendants have been made. Additional distributions may potentially be made if additional net settlement proceeds are received. For Settling Class Members with past due or future payments owed under an Investor Note who did not execute a forbearance agreement and amendment to note, such payments were applied first to unpaid interest, then to unpaid principal. For Settling Class Members who did execute a forbearance agreement and amendment to note, such payments were applied first to unpaid principal, then to unpaid interest. See "-- Amendment of Investor Notes."

            B.   AMENDMENT OF INVESTOR NOTES

     The Settling Limited Partnerships, including the Partnership, to whom Settling Class Members, including certain limited partners of the Partnership, owed past due or future payments under Investor Notes, offered those Settling Class Members the option to make those payments on terms more favorable than originally provided in the Investor Notes. The more favorable terms include a revised repayment schedule, the reduction of penalty interest which had accrued or would accrue on past due or future payments and an agreement to forbear collection of such Investor Notes so long as such Settling Class Member performs its payment obligations under the forbearance agreement. A Settling Class Member may have been eligible to elect these more favorable terms even if its Investor Note was bonded in whole or in part by a surety. Eligible Settling Class Members who did not elect new terms for their Investor Notes remain liable for all past due or future payments under the original terms of their Investor Notes.

            C.   PROCEDURES FOR DISPOSITION OF ASSETS OF SETTLING
                 LIMITED PARTNERSHIPS

     All sales and other dispositions of the real estate or other assets owned by the Settling Limited Partnerships, including the Partnership, will be negotiated by and will be the responsibility of the respective managing general partners of the Settling Limited Partnerships which own such real estate or other assets.

     In addition to the power to vote for the Amendment (and similar amendments to the partnership agreements of other active Limited Partnerships), the Proxies also grant to the managing general partner of each active Limited Partnership an irrevocable power to consent on behalf of each Settling Class Member that is a limited partner of such active Limited Partnership to any sale, lease, assignment, exchange or other transfer or conveyance of any or all of the real property and/or other assets owned by such Settling Limited Partnership. Therefore, for those Settling Limited Partnerships, including the Partnership, in which the managing general partner has received Proxies representing a sufficient percentage of the limited partnership interests pursuant to the terms of the partnership agreement of such Settling Limited Partnership, no further action and/or approval of the limited partners of such Settling Limited Partnership is required to dispose of an asset of such Settling Limited Partnership.11
____________________
(11) As previously reported in Item 12 (Certain
     Relationships and Related Transactions) of the Partnership's Report on Form 10-KSB for the year ended December 31, 1996, on the sale or

                                                                  (Continued...)

     However, sales or dispositions of assets owned by Settling Limited Partnerships will be subject to review by the Oversight Committee. The Oversight Committee consists of Class Counsel and any other persons or professionals Class Counsel shall designate. The Oversight Committee has the right to petition the Court to challenge a proposed sale or disposition based on the inadequacy of the consideration being paid or other business considerations deemed appropriate by the Oversight Committee. In the event such a petition is filed, the proposed sale or disposition will not be consummated until the Court rules on the petition.12 The Settlement Agreement further provides, however, that if a Settling Limited Partnership (or a partnership of which Settling

______________
(11)(... continued)
     refinancing of a real estate investment purchased by the Partnership, the General Partner is entitled to a commission paid by the Partnership, to the extent it or its affiliates have rendered real estate brokerage services, in an amount equal to the lesser of: (a) 3% of the sales or refinancing proceeds of the property or (b) 1/2 of the competitive real estate commission. Such a commission will only be payable however, to the extent that the limited partners have first recovered their adjusted capital contributions together with their preferred cumulative return (equal to 6% per annum, non-compounded). Given the current value of the Partnership's property, it is unlikely that such condition would be fulfilled, and that such a commission would be payable to the General Partner upon the sale or refinancing of any of the Partnership's properties.

(12) To date, of approximately 20 proposed property dispositions submitted to the Oversight Committee for approval, only two have been challenged by a member of the Oversight Committee. A proposed sale of the property owned by Lynnhaven Associates was challenged by Equity Resources Group, a former member of the Oversight Committee as to only those Settling Limited Partnerships in which it is a limited partner (which includes Lynnhaven Associates but not the Partnership). Judge Zagel of the United States District Court for the Northern District of Illinois approved the sale of the Lynnhaven property over the objection of Equity Resources Group, in accordance with the terms of the Settlement Agreement. Equity Resources Group then appealed Judge Zagel's decision, and its appeal was dismissed by the United States Court of Appeals for the Seventh Circuit. The Oversight Committee also objected to a proposed transaction in which the mortgage loan on two office buildings owned by Eaton Canyon Partners was to be restructured. As a result of the objection, the restructuring was abandoned and the properties were foreclosed.

Limited Partnerships are the general partners) is a debtor under the Bankruptcy Code, and the applicable United States Bankruptcy Court has approved the sale or other disposition of the real property and/or other assets owned by that debtor, such approval shall automatically constitute an irrevocable approval of such sale or other disposition by the Oversight Committee.

     Under the Settlement Agreement, the Oversight Committee's purpose is to protect the interests of the Settling Class Members, which may, in some circumstances, diverge from the interests of certain of the limited partners of the Settling Limited Partnership in question. The Oversight Committee's structure results in the limited partners of all the Settling Limited Partnerships relying, as a replacement of their right to vote on certain sales of property by their Settling Limited Partnership, on the Oversight Committee's ability to judge the adequacy of proposed transactions and its ability to demonstrate to the Court the imprudence of those it deems unsatisfactory.

     The members of the Oversight Committee are entitled to receive compensation from the settlement fund established by the Settling Defendants for the benefit of the Settling Class Members for the work which they perform in their capacity as members of the Oversight Committee. The members of the Oversight Committee must petition the Court in order to receive any such compensation. As of July 15, 1995 (the most recent date as of which the Partnership has knowledge), members of the Oversight Committee had received aggregate compensation of approximately $50,000.

     There is no requirement that sales (other than sales of all or substantially all of the Partnership's properties) be approved by the limited partners. Thus the sale of assets by the Partnership will receive a level of review and meet certain standards, which, but for the Settlement Agreement, would not normally have been applicable. Additionally, VMSRI, as the general partner of the Partnership, intends to make sales in a manner consistent with its fiduciary duty, and MAERIL, upon becoming the general partner of the Partnership, will have such fiduciary duties, as well.

     As previously reported, on April 10, 1997, the Partnership sold three buildings and two parcels of land associated with Serramonte Plaza located in Daly City, California to an unaffiliated party, Daly City Partners, LLC, a California limited liability company. The property was sold in an effort to maximize the Partnership's return on its investment. Total cash received for the three buildings and two parcels of land was $4,778,280 and was determined by reference to appraised value. Currently, the Partnership is not a party to any contract for sale or letter of intent regarding the disposition of any material assets currently held by it, nor is it in the process of negotiating such a disposition. However, if at any time in the future, the Partnership seeks approval of the disposition of all or substantially all of its assets (other than an ordinary course sale of its final property remaining after the sale of all other properties) through the exercise of the Proxies, the Partnership will issue an information statement notifying all limited partners of the Partnership of such proposed disposition and the terms thereof.

     Asset dispositions may result in adverse consequences to certain of the limited partners of the Partnership as a result of tax recapture (i.e., recognition of taxable gain without an accompanying cash distribution). However, limited partners of the Partnership could also experience tax recapture in the event of a foreclosure of property of the Partnership or the giving of a deed in lieu of foreclosure.

            D.   EFFECT ON FEES, DISTRIBUTIONS AND ALLOCATIONS OF
                 PROFITS AND LOSSES TO GENERAL PARTNERS OF SETTLING LIMITED PARTNERSHIPS

     The Settlement Agreement provides for certain actions to be taken which will affect the fees and expenses which a general partner of a Settling Limited Partnership or its affiliates are entitled to receive. A withdrawn general partner will cease to receive partnership distributions of profits and losses, as will be the case upon VMSRI's withdrawal as a general partner of the Partnership following the transfer of its interest as such to MAERIL. Thereafter, MAERIL will receive partnership distributions attributable to VMSRI's general partnership interest.

     Pursuant to the terms of the Partnership Agreement, the general partner of the Partnership may receive reimbursement from Partnership for expenses which it incurs on behalf of such Partnership in connection with the implementation of the Settlement Agreement, which expenses might not have otherwise been incurred. VMSRI does not expect that such expenses for which it will seek reimbursement from the Partnership will exceed $20,000.

            E.   TERMS OF THE SETTLEMENT RELATING TO THE VMS
                 SETTLING DEFENDANTS

                 1. Initial Cash Payment

     $3,500,000 in cash has been paid on behalf of the VMS Settling Defendants (all of which are set forth in Exhibit E attached hereto) into the Escrow (as defined below) for the benefit of the Settling Class Members.

                 2. Additional Cash Payments

     Upon the sale or other disposition of certain real estate or other assets owned by the Settling Limited Partnerships enumerated in Exhibit D, a percentage of the Entity Payments(13) resulting therefrom will be paid into an escrow for the benefit of Settling Class Members ("Escrow"). As of July 15, 1995 (the most recent date as of which the Partnership has knowledge), approximately $1,000,000 had been paid into the Escrow. Payments that would have been Entity Payments if received by VMSRI as general partner of the Partnership, but that are received by MAERIL when it replaces VMSRI as general partner, will result in an obligation of MAERIL to make the same percentage payment into the Escrow that VMSRI would have made.(14)

     Settling Class Members will receive 15% of the first $90,000,000 of such Entity Payments and 20% of any such amounts over $90,000,000, until such time as the indebtedness of certain VMS Settling Defendants is paid off in full and all claims which creditors could bring related to the indebtedness are either released or satisfied. After such time, the Settling Class Members will receive 50% of any such cash distributions. However, based upon the current condition of the applicable real estate markets, there is no assurance as to the amount that may be realized from the disposition of assets owned by the Settling Limited Partnerships (or a partnership of which Settling Limited Partnerships are the general partners), including the Partnership and there is therefore no assurance as to the amount ultimately payable to the Escrow for the benefit of the Settling Class Members (see also " - Terms of the Settlement Relating to the Prudential-Bache Settling Defendants").

     The Settlement Agreement did not limit the rights of Settling Class Members to receive cash proceeds to which they would be entitled under the terms of the limited partnership agreements of the Settling Limited Partnerships, including cash

__________________
(13) Entity Payments are generally sums paid to VMSRIL or a VMS
     Principal Entity by Settling Limited Partnerships as fees, repayments of obligations or for other purposes. See the Glossary for a more complete definition.

(14) Payments that would have been Entity Payments if received by the VMS Principal Entities that are received by the liquidating trusts pursuant to the Fifth Amendment to the VMS Creditor Repayment Agreement ("CRA") will result in an obligation of those liquidating trusts to make the same percentage payments into the Escrow that such VMS Principal Entities would have made. See "Developments Affecting VMS Realty Partners, L.P. And Its Affiliates."

proceeds upon the sale or other disposition of the assets of the applicable Settling Limited Partnership. The portion of the Entity Payments described above which have been and will be deposited into the Escrow for the benefit of the Settling Class Members is cash which, in the absence of the Settlement Agreement, would have been distributed to certain VMS Principal Entities or VMSRIL. Absent the Settlement Agreement, this cash would not be distributed to any Settling Limited Partnership or any limited partners of a Settling Limited Partnership.

            F.   TERMS OF THE SETTLEMENT RELATING TO THE
                 PRUDENTIAL-BACHE SETTLING DEFENDANTS

                 1. Cash Payment

     $20,000,000 in cash has been paid on behalf of the Prudential-Bache Settling Defendants into the Escrow for the benefit of the Settling Class Members who purchased their interest in a Settling Limited Partnership through a Prudential-Bache Settling Defendant, including certain of the limited partners of Partnership.

                 2. Assignment of Rights in Assignment Notes

     The Prudential-Bache Settling Defendants have assigned, for the benefit of the Settling Class Members, all of their interest in assignment notes owed to certain VMS Settling Defendants by certain Settling Limited Partnerships (or partnerships of which Settling Limited Partnerships are the general partners), whether such interest was obtained through an assignment from a VMS Settling Defendant or otherwise. The value ultimately realized for the interest in the assignment notes depends upon the amount of proceeds generated by the sale of the real estate or other assets securing the assignment notes. The face amount of the Prudential-Bache Settling Defendants' interest in those assignment notes was approximately $10.6 million as of March 31, 1991, none of which had been realized as of December 31, 1996. However, given the current state of the real estate market, the current net realizable value of such interest in the assignment notes is estimated to be substantially lower than their face amount.

                 3. Assignment of Limited Partnership Interests

     The Prudential-Bache Settling Defendants have assigned to an escrow fund, for the benefit of the Settling Class Members, all of their interests as a limited partner in each of the following Settling Limited Partnerships: 850 Third Avenue Limited Partnership; Boca Raton Hotel & Club Limited Partnership; Candlewood Square Apartments Associates, Ltd.; North Palm Beach Shopping Center Associates, Ltd.; The Shoreham Hotel Limited Partnership; and Trails Shopping Center Associates, Ltd. The

Prudential-Bache Settling Defendants also transferred to the Settling
Class Members their interests as a limited partner in LaJolla Village Professional Center Associates, Ltd. which is currently a debtor in a bankruptcy proceeding under the Bankruptcy Code and Oak Brook International Office Associates, which was subsequently dissolved.


THE INSIGNIA TRANSACTIONS

            A.   SUBSTITUTION OF MAERIL AND RETENTION OF INSIGNIA
                 AFFILIATE AS MANAGER

     During the summer of 1993, EAB introduced VMSRIL, an affiliate of VMSRI to Insignia. EAB and Insignia had been engaged in discussions concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB. Subsequently, Insignia began negotiating with VMSRIL concerning a possible transaction. As a result of these negotiations, VMSRIL and various of its affiliates, SRA, Insignia and a limited partnership ("ISLP")(15) agreed to the terms of the Insignia Letter of Intent, which contemplated, among other things, that VMSRIL and certain of its affiliates serving as general partners of the Syndicated Partnership, including the Partnerships, would withdraw as such and be replaced by MAERIL, a single purpose affiliate of MAE. The Insignia Agreement modified the intentions of the parties as expressed in the Insignia Letter of Intent to provide that MAERIL would become the new general partner of only the Selected Syndicated Partnerships, including the Partnership. Adoption of the Amendment by the Partnership will permit this substitution, because the Withdrawal Conditions have been satisfied in connection therewith. See "Amendment To Partnership Agreement." Pursuant to the terms of the Partnership's secured loan obligations with respect to each of the Partnership's properties, the substitution of MAERIL as general partner of the Partnership also requires lender consent, which has been requested but not received.(16) Although the Partnership could

__________________
(15) An MAE affiliate is the sole general partner in ISLP, and an Insignia affiliate holds the sole limited partnership interest.

(16) Each property owned by the Partnership, as well as the other
     Selected Syndicated Partnerships, is subject to one or more secured project loans. The terms of each such loan with respect to the Partnership require lender consent for a change in (i) the general partner of the Partnership, (ii) the general partner of the Partnership or
     (iii) the general partner of any subpartnership which directly owns that particular property. Although VMSRI has attempted to obtain such consents with respect to all such loans, it has been
                                                                  (continued...)

contend that such consent was unreasonably withheld, or that a lender's failure to respond should constitute an implied consent (or waiver of its right to consent), it is possible that one or more lenders might seek to declare a default and attempt to foreclose on their respective collateral if the transfer of the general partnership interest to MAERIL were to proceed without such lender's express consent.

     Furthermore, pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships retained (to the extent permitted under applicable mortgages and other governing documents) an Insignia affiliate to provide all property and asset management services to such Syndicated Partnership for the maximum term permitted under the partnership agreement or other governing documents of such Syndicated Partnership.(17) In particular, an affiliate of Insignia is performing asset management and property management services with respect to the apartment complexes and commercial properties owned by the Partnership, for a total fee of 5% of collected revenues on each such property. These fees totaled approximately $424,000 in 1995 and $385,000 in 1996, and $194,000 for the first six months of 1997. In addition, an Insignia affiliate was entitled to expense reimbursements of $242,000 in 1995 and $153,000 in 1996, and $70,000 for the six months ended June 30, 1997. At June 30, 1997, approximately $151,000 of the 1996 and 1997 reimbursements remained unpaid. In addition, an affiliate of Insignia was paid sales commissions of approximately $180,000 in 1995 in connection with the sale of a building at Serramonte Plaza. Although the Insignia affiliates initially retained SRA to assist them in the provision of management services to the Partnership, this relationship was terminated pursuant to the Insignia Agreement.

     The MF VMS Agreement contemplates that Insignia will use commercially reasonable efforts to cause each of the property management agreements related to the Partnership's properties to be amended, upon consummation of the Securitization to provide for (i) a monthly management fee of 4% of rents actually collected per month, (ii) the elimination of any bookkeeping fees and
(iii) the payment of a fixed $9,000 amount for out-of-pocket costs, without reimbursement for any additional costs actually incurred, with $4,500 thereof being deferred without interest until the original scheduled mature of the New Senior Loan and subordinated to the repayment of the New Senior Loan. The

________________
(16)(...continued)
        unsuccessful in obtaining any consents, and, in many cases, VMSRI has not received any response to its request; however, none of the lenders has expressly rejected the proposed substitution.

(17)    See footnote 5 and the associated text.

deferred payment will be senior to the New Junior Loans and if the deferred amount is not paid within 90 days of the original scheduled maturity of the New Senior Loan, MF VMS will be obligated to pay to Insignia the unpaid amount thereof, but only to the extent it received sufficient prior payments (including both principal and interest) on the New Junior Loan, and shall be subrogated to Insignia's claim against the Partnership (or its subpartnership). See "-- The MF VMS Agreement."


            B.   INSIGNIA, MAE AND MAERIL

     Insignia is a publicly held fully integrated real estate service organization performing property management, asset management, investor services, partnership administration, mortgage banking, and real estate investment banking services for various ownership entities, including approximately 900 limited partnerships having approximately 340,000 limited partners. Based upon published industry surveys, Insignia is the largest manager of multifamily residential properties in the United States and is a significant manager of commercial property. Insignia commenced operations in December 1990 and since then has grown to provide property and/or asset management services (as of January 1, 1997) for properties, which include approximately 265,000 residential units and approximately 130,000,000 square feet of commercial space, located in over 500 cities in 48 states.

     A primary method of growth of Insignia has been by acquiring, directly or through related entities (principally MAE), controlling positions in general partners of real estate limited partnerships. Many of the sellers of such assets, and in some cases the partnerships which own the properties, were financially distressed, but the partnerships own properties that Insignia in most cases believes to be fundamentally sound. Following each acquisition, Insignia takes steps to enhance the value and stability of the acquired properties, including a thorough analysis of each property's operations, develops a detailed marketing strategy, and, when appropriate, develops a program for restructuring its indebtedness. Insignia or MAE has, where consistent with its fiduciary obligations to the property owner, caused the controlled entity to retain Insignia to provide property management and other services for the property, and will continue to do so in the future.

     Insignia also provides services to non-affiliated entities. Insignia currently provides services to institutional clients including large insurance companies, such as John Hancock Mutual Life Insurance Co., Mutual of New York, Metropolitan Life Insurance Company, and The Prudential Insurance Company of America; banks, such as Bank of America and First Nationwide Bank; government or quasi-government agencies, such as the Federal Home Loan Mortgage Corporation (known as Freddie Mac) and the Resolution Trust Corporation; and other institutional investors and lenders. As of June 30, 1997, the average duration of Insignia's tenure (including that of its acquired predecessors) as manager for owners of unaffiliated properties under agreements with terms of two years or less was approximately six years for residential properties and three years for commercial properties.

     Insignia's services include property management, providing all of the day-to-day services necessary to operate a property, whether residential or commercial; asset management, including long-term financial planning, capital improvements, and development and execution of refinancings and dispositions; maintenance and construction services; marketing and advertising; investor reporting and accounting, including preparation of quarterly reports and annual K-1 tax reporting forms for limited partners as well as regular reporting under the Securities Exchange Act of 1934 where applicable; investment banking, including assistance in workouts and restructurings, mergers and acquisitions, and debt and equity securitization; and mortgage banking and real estate brokerage. This integrated organization allows "one stop shopping" for substantially all of the services necessary to operate a property and the related partnership successfully, for both controlled entities and unaffiliated owners.

     Insignia's senior residential property management personnel have an average of over 15 years of experience in property management with a broad range of types of properties throughout the United States. Many of Insignia's most experienced managers joined Insignia in connection with some of Insignia's acquisitions. Insignia believes that its management expertise and state-of-the-art computer and communications systems allow it to offer its customized services efficiently and at a cost to Insignia which permits it to be competitive with other real estate management service companies.

     Insignia and its affiliates have acquired control of or management rights to 32 significant portfolios of properties since 1990.

     Insignia was incorporated in Delaware in July 1990. Insignia's principal executive offices are located at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602, telephone number (864) 239-1000.

     MAE was formed to be the principal vehicle for acquiring interests in real property that would be managed or serviced by Insignia. MAE, directly or through subsidiaries, holds general partnership interests in approximately 500 partnerships, all of which have retained Insignia as manager for all or certain aspects of their operations. MAE has no other material assets and has no material cash flow. MAE has various liabilities associated with prior acquisitions, certain of which have been guaranteed or are joint obligations with Insignia or one or more of its subsidiaries. MAE and Insignia have entered into an agreement governing the structuring of future acquisitions.

     Insignia holds a 19.13% limited partnership interest in MAE. Andrew L. Farkas, the Chairman of the Board and Chief Executive Officer of Insignia, owns the general partner of MAE, which has a 1% partnership interest. In addition, a 3% limited partnership interest in MAE is owned by five officers and one employee of Insignia. In addition Mr. Farkas is a sole stockholder of the general partner of Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), which holds a 64.5% limited partnership interest in MAE; the general partner of MAP IV is generally entitled to receive 50% of all distributions made by MAP IV, and Mr. Farkas holds an indirect 5.0% limited partnership interest in MAP IV. Mr. Farkas is also the sole stockholder of the general partner of Metropolitan Acquisition Partners V, L.P. ("MAP V"), which holds a 9.5% limited partnership interest in MAE; the general partner of MAP V is generally entitled to receive 30% of all distributions made by MAP V. MAP IV and MAP V, respectively, own 13.6% and 4.7% of the equity of Insignia. Mr. Farkas also has other ownership interests in Insignia. Although the general partner may not assign its interest in MAE without the consent of holders of a majority in interest of the limited partners' interests, there are no restrictions on Mr. Farkas's ability to sell such general partner. Insignia may not transfer its limited partnership interest in MAE without the consent of the general partner of MAE. The general partner has complete authority over the management of MAE and its assets, provided that, except in connection with acquisitions, the general partner may not cause MAE to sell all or a substantial portion of its assets without the consent of holders of a majority in interest of the limited partners' interests. The limited partners, including Insignia, have no other rights with regard to the business or operations of MAE.

     MAERIL is a Delaware corporation, formed in March 1994 for the purpose of serving as general partner of the Partnership and certain of the other Syndicated Partnerships. MAE GP Corporation is the sole stockholder of MAERIL and MAE is the sole stockholder of MAE GP Corporation. As of June 30, 1997, MAERIL had cash assets of $128,103 against total liabilities (including losses in excess of investments in partnerships) of $211,675 yielding a negative net worth of approximately $83,572. Additionally, MAE and Insignia are parties to an agreement dated August 13, 1993 and terminating April 15, 2018, pursuant to which Insignia has agreed to perform certain services for each of its affiliates and controlled subsidiaries, including MAERIL. Insignia and/or its affiliates are reimbursed for expenses incurred in performing such administrative functions. As disclosed above (See "-- Substitution of MAERIL and Retention of Insignia Affiliate as

Manager"), an Insignia affiliate was entitled to reimbursements from the Partnerships of $242,000 in 1995, $153,000 in 1996 and $70,000 for the
first six months of 1997 in connection with the performance of such administrative services on behalf of the Partnership. Under this same agreement, MAE and its affiliates engage Insignia to perform property and asset management for partnerships in which they serve as general partner. In addition, on a case by case basis, Insignia or an affiliate may be retained to perform certain special services, for which it is to receive to be negotiated "Incentive Management Fees" and "Transaction Fees." No such special services have been, or are currently anticipated to be, provided by Insignia or its affiliates in connection with the Partnership. An audited balance sheet for MAERIL, as of June 30, 1997 is attached hereto as Exhibit F and incorporated herein by reference. See also the letter from MAERIL to VMSRIL attached hereto and made a part hereof as Exhibit G.

     The names, ages and certain biographical information regarding MAERIL's sole director and each of its executive officers is listed below:

     Caroll D. Vinson is 56 years old and has served as the sole director and President of MAERIL since August, 1994. Prior to that time, Mr. Vinson engaged in various other investment and consulting activities. From 1991 to 1993, Mr. Vinson was employed by Insignia in various capacities including Managing Director - President during 1991. From 1986 to 1990, Mr. Vinson was President and Director of U.S. Shelter Corporation, a real estate services company, which sold substantially all of its assets to Insignia in December 1990.

     William H. Jarrard, Jr. is 50 years old and has served as a Vice President of MAERIL since March 1994. Mr. Jarrard has been Managing Director - Partnership Administration of Insignia since January 1991. Mr. Jarrard was employed by U.S. Shelter in a similar capacity for three years prior to his joining Insignia.

     Robert D. Long, Jr. is 30 years old and has been Chief Accounting Officer and Controller of MAERIL since March 1994. Mr. Long joined Insignia in December 1991.

     John K. Lines is 37 years old and has been Secretary of MAERIL since July 1994 and General Counsel of Insignia since June 1994. From May 1993 to June 1994, Mr. Lines was employed as Assistant General Counsel and Vice President of Ocean Financial Corporation in West Palm Beach, Florida. From October 1991 until April 1993, Mr. Lines was employed as Senior Attorney of Banc One Corporation in Columbus, Ohio.

            C.   PURCHASE OF EAB AND CREDITOR ASSETS AND GRANTING
                 OF COVENANTS NOT TO SUE

     Pursuant to the Insignia Letter of Intent, ISLP purchased for an aggregate price paid to EAB of $1,100,000 the EAB Debt (which had an outstanding principal and interest balance as of such purchase of approximately $37.2 million), constituting all of the debt of VMSRIL and of VMSRP to VMSRIL's single major creditor, EAB. Subsequently, VMSRIL conveyed to ISLP, in a transfer in lieu of foreclosure, all of the assets (the "EAB Assets") securing the EAB Debt. The EAB Assets constituted all of the assets owned by VMSRIL other than its rights to act as general partner of the Syndicated Partnerships in which it is a general partner. In connection with this conveyance, ISLP has covenanted (i) not to sue VMSRIL with respect to the EAB Debt, (ii) to look exclusively to the EAB Assets for payment of the EAB Debt and (iii) to repay (but only out of the proceeds realized from the EAB Assets acquired by ISLP) loans made to VMSRIL, of which approximately $845,000 was outstanding as of November 16, 1993, the date of the Insignia Letter of Intent (including principal and unpaid interest). These loans, which were made to VMSRIL in 1992 by certain of its principals to provide VMSRIL sufficient funds to permit it to meet its obligations under the VMSRIL Agreement (as defined below), were repaid in full by ISLP as of December 31, 1996. See "Developments Affecting VMS Realty Partners, L.P. And Its Affiliates." Upon exercise of an option granted SRA pursuant to the Insignia Letter of Intent, SRA acquired from Insignia, without payment of separate consideration, all of the EAB Assets relating to VMS Syndicated Partnerships(18) that own hotels. Furthermore, the Insignia Agreement contemplates (as did the Insignia Letter of Intent) that ISLP may seek to purchase certain assets (the "Creditor Assets") conveyed to creditors of VMSRP pursuant to the Fifth Amendment to the CRA. Following such purchase, ISLP will (i) covenant not to sue VMSRP with respect to debts associated with the Creditor Assets and (ii) agree to look exclusively to the beneficial interest of the applicable creditor in the Creditor Assets for payment of such debts. See "Developments Affecting VMS Realty Partners, L.P. And Its Affiliates" and "Conflicts Of Interest."

_________________
(18) "VMS Syndicated Partnerships" means those partnerships, including the Syndicated Partnerships, of which VMSRIL, one of the VMS Principal Entities, or an affiliate thereof is the managing general partner (or a general partner of a general partner) and as to which limited partnership interests were sold to investors through syndications.

            D.   INDEMNITIES GRANTED BY INSIGNIA

     Pursuant to the Insignia Letter of Intent, Insignia granted an indemnity to each of the individual partners of each of the VMS Principal Entities and/or VMSRIL and each of their respective partners (the "Indemnified Partners") with respect to the Syndicated Partnerships, including the Partnership. Insignia agreed to indemnify the Indemnified Partners for up to $500,000 of claims of creditors in connection with (i) consummation of the transactions contemplated by the Insignia Letter of Intent, (ii) the Indemnified Partners' roles as general partners of, and service providers to, the Syndicated Partnerships, and
(iii) the EAB and Creditor Assets. Payments with respect to this indemnification obligation will be made solely from a cash reserve (the "Reserve") established by Insignia. The Reserve was initially funded with $333,333 and, pursuant to the Insignia Agreement, was funded with an additional $166,667 after the substitution of MAERIL for VMSRIL or such affiliate with respect to 60% of the Selected Syndicated Partnerships. In the event that the entire Reserve is not applied to the payment of Insignia indemnity obligations, all of the remaining funds in the Reserve will be paid over to SRA.

     Pursuant to the Insignia Agreement, Insignia also will indemnify the Indemnified Partners against all claims ("Covered Losses") in connection with
(i) actions taken by MAERIL, as general partner of the Selected Syndicated Partnerships, (ii) actions taken by MAERIL or its affiliates in connection with prospective work outs of Selected Syndicated Partnership debts or other efforts to raise capital for the Selected Syndicated Partnerships and (iii) actions taken by Insignia, MAE or any of their affiliates with respect to the EAB and Creditor Assets. The Reserve may not be used to pay Insignia's obligations with respect to this indemnity. Pursuant to the Insignia Agreement, Insignia's obligation to make such indemnity payments will be reduced by an amount equal to 50% of the Aggregate Payments (as defined in the next section) actually received by SRA from time to time pursuant to the Insignia Agreement (such reduction being subject to adjustment upon receipt of any additional such payments).

            E. CONSIDERATION TO VMSRI AFFILIATE

     The Insignia Letter of Intent provided for certain business relationships between Insignia (and its affiliates) and SRA, which is an affiliate of VMSRI by reason of its 100% ownership by one of VMSRI's principals.

     Pursuant to the Insignia Letter of Intent, SRA was to perform certain services (the "Services") for Insignia and its affiliates including:

        (i) assisting Insignia and its affiliates in minimizing their indemnity obligation under the Letter of Intent;

       (ii) maximizing the return on ISLP's investment in the EAB and Creditor Assets; and

      (iii) assisting (a) Insignia or its affiliates in connection with the management and asset management of properties owned by the Syndicated Partnerships and (b) MAERIL or its affiliates in fulfillment of their obligations as substitute general partners.

As discussed below, SRA's provision of the Services was terminated except for its provision of assistance to an Insignia affiliate in its provision of asset management services to the VMS NRP.

     For its provision of the Services, SRA was to receive a variety of forms of compensation, including a right to acquire a 48.5% limited partnership interest in ISLP for nominal consideration. SRA exercised this right on May 24, 1994 but, pursuant to the Insignia Agreement, subsequently revoked such exercise, and relinquished such right. Prior to its exercise of this right, SRA also received the right to 48.5% of all amounts realized from the EAB Assets and the other assets purchased by ISLP pursuant to the Insignia Letter of Intent, net of certain specified deductions; such right to receive such payments was relinquished, however, following SRA's revocation of the exercise of its acquisition right. The payments to SRA prior to its exercise of its acquisition right totalled $17,135. As further consideration, to the extent Insignia became the property manager or asset manager for Syndicated Partnerships and retained SRA to assist it, Insignia was to pay SRA the SRA Management Fee consisting of (a) 28% of the management and asset management fees paid to Insignia affiliates by the Syndicated Partnerships, including the Partnership and (b) 28% of all net income received by MAERIL (including all fees and distributions) as a result of its acting as general partner of the Syndicated Partnerships. With certain exceptions, the obligations of Insignia pursuant to the Insignia Letter of Intent were to be secured.

     Although Insignia and MAE desired to have MAERIL substituted as the general partner of the Selected Syndicated Partnerships, Insignia, MAE and ISLP determined that they did not require SRA's management and related services on a long term basis as they believed that they could more efficiently and effectively perform their respective obligations to the selected Syndicated

Partnerships on their own and without the necessity of coordinating with SRA. Accordingly, the Insignia Agreement effects, among other things, a buyout by Insignia of SRA's rights to provide the Services and to receive the compensation therefore discussed above. Pursuant to the Insignia Agreement, SRA's right to provide the Services was terminated, except that SRA is required to assist Insignia in performing asset management services for the VMS NRP (but none of the other Syndicated Partnerships). Furthermore, Insignia and SRA acknowledged that they no longer contemplate seeking to maintain any future or ongoing mutual business relationships (although such relationships had been contemplated by the Insignia Letter of Intent). Additionally, SRA relinquished any rights to further fees or obligations pursuant to the Insignia Letter of Intent or on account of services it has provided or will provide, but in lieu thereof has received, or will receive, the following:

            (a)  $500,000 on closing;

            (b) $100,000 on both of the first and second anniversaries of closing;

            (c) $226,250 each calendar quarter for 6 years commencing in the calendar quarter beginning in July of 1994;

            (d)  28% of all fees and other payments received by
                 (i) Insignia or its affiliates for the provision of management services to Boca West Center Associates, Ltd. and (ii) MAERIL in its capacity of substitute general partner of such Syndicated Partnership or otherwise related to such Syndicated Partnership;

            (e)  the first $1.2 million of all net proceeds ("Net
                 Proceeds") in excess of the Calculation Amount(19) derived by Insignia or ISLP from the sale of Creditor Assets and EAB Assets; and

_________________
(19) The Calculation Amount is equal to (x) $3.4 million plus (y) the aggregate cost of each of the Creditor Assets acquired by ISLP (including interest at a rate of 4% over Citibank's base rate from the date of acquisition of each of the respective Creditor Assets) plus (z) the sum of any amounts previously received by Insignia in repayment of its loan to ISLP to acquire the EAB Assets and the Creditor Assets, or by ISLP as proceeds of the sale, refinancing or disposition of any EAB Assets or Creditor Assets, which Insignia or ISLP has been required to disgorge by reason of a valid claim thereto asserted by an unaffiliated third party.

            (f) 50% of Net Proceeds in excess of the sum of (i) the Calculation Amount plus (ii) $1.2 million.

The payments pursuant to Clauses (a), (b), (e) and (f) of this paragraph are referred to herein as the "Aggregate Payments." All of the obligations specified in clauses (a) through (f) will be secured by a security interest in Insignia's 48.5% limited partnership interest in ISLP and Insignia's economic rights (but not obligations) pursuant to each of the property and asset management agreements between Insignia or its affiliates and the Syndicated Partnerships. In order to further secure payment of such obligations, Insignia and MAERIL agreed that at such time and from time to time as MAERIL becomes substitute general partners of a Selected Syndicated Partnership, at the election of SRA either (i) Insignia and/or its affiliates owning 100% of the stock of MAERIL shall pledge such stock to SRA or (ii) MAERIL shall pledge to SRA 100% of its economic rights and entitlements of every kind and nature (but not obligations) as general partner of each of the Selected Syndicated Partnerships, including, but not limited to, rights to general partner distributions and fees.

     In addition, pursuant to the Insignia Agreement, Insignia and its affiliates granted SRA a right of first refusal with respect to any proposed future sale by Insignia of EAB Assets and Creditor Assets to which Insignia or ISLP takes title by foreclosure, deed-in-lieu of foreclosure or otherwise.

            F. THE MF VMS AGREEMENT

     On June 13, 1997, Insignia entered into the MF VMS Agreement with MF VMS, pursuant to which the parties agreed to cooperate with one another for MF VMS to acquire and restructure all of the outstanding mortgage indebtedness of the Partnership and of VMS NRP. MF VMS already holds, by assignment, all of the outstanding mortgage indebtedness of the Partnership and VMS NRP other than 13 first mortgage loans, with an outstanding principal balance as of July 31, 1997 of approximately $33 million (of which 2 such first mortgage loans with an outstanding principal balance of approximately $12.5 million relate to the Partnership).

     Pursuant to the MF VMS Agreement, it is anticipated that all such mortgage debt would be restructured into two tranches: (a) one or more senior loans for one portion of the original loans (with a term of approximately 10 years) which would be secured by first liens on all of the properties of the Partnership and VMS NRP (the "New Senior Loan"), which loan is to be securitized (the "Securitization"); and (b) one or more junior loans for the remaining amount of the original loans secured by a second priority mortgage lien on such properties (the "New Junior Loans").

     Insignia has also agreed to cooperate, and cause the Partnership and its property manager (an affiliate of Insignia) to cooperate with MF VMS to create capital and operating budgets consistent with prudent property management standards, to reduce and stabilize capital expenditures and other operating expenses for the property. Insignia also will cooperate with MF VMS in connection with certain environmental due diligence regarding the properties and the preparation and assembly of financial, leasing and other property information for delivery to rating agencies.

     The MF VMS Agreement further contemplates that Insignia will use commercially reasonable efforts to cause each of the property management agreements related to the Partnership's properties (see "-- Substitution of MAERIL and Retention of Insignia Affiliate as Manager") to be amended, upon consummation of the Securitization to provide for (i) a monthly management fee of 4% of rents actually collected per month, (ii) the elimination of any bookkeeping fees and (iii) the payment of a fixed $9,000 amount for out-of-pocket costs, without reimbursement for any additional costs actually incurred, $4,500 of which will be deferred without interest until the original scheduled mature of the New Senior Loan and subordinated to the repayment of the New Senior Loan. Amendments are also to be made to the NRP related
property management agreements and asset management agreements.   The deferred
payment will be senior to the New Junior Loans and if the deferred amount is not paid within 90 days of the original scheduled maturity of the New Senior Loan, MF VMS will be obligated to pay to Insignia the unpaid amount thereof, but only to the extent it received sufficient prior payments (including both principal and interest) on the New Junior Loan, and shall be subrogated to Insignia's claim against the Partnership (or its subpartnership).

     In consideration for its undertakings pursuant to the MF VMS Agreement, MF VMS (and not the Partnership) will pay Insignia a fee of $1 million if and when the objectives of the MF VMS Agreement are successfully achieved. In addition, MF VMS has engaged Insignia to perform underwriting services in connection with the Securitization, for which MF VMS paid Insignia $25,000 upon entering into the MF VMS Agreement. MF VMS has also agreed to pay Insignia in respect of those underwriting services: (i) $50,000 upon the preparation and delivery of materials to a rating agency in connection with the New Senior Loan, and (ii) $25,000 following the closing of the Securitization. MF VMS has also agreed to reimburse Insignia (and its affiliates, including the Partnership) for the reasonable out-of-pocket expenses (including legal fees and expenses) incurred by Insignia and its affiliates in working to consummate the transactions contemplated by the MF VMS Agreement.

CONFLICTS OF INTEREST

            A.   GENERAL PARTNER'S SELECTION OF SUCCESSOR

     The ability of a general partner to select its own successor, pursuant to the Amendment, removes a safeguard against an inherent conflict of interest between the withdrawing general partner and the Partnership. Thus, notwithstanding the fact that a successor must satisfy the withdrawal conditions, an existing general partner might be motivated in its selection of a substitute general partner by factors other than the successor's qualifications to serve as a substitute general partner, such as the consideration to be paid to such withdrawing general partner in consideration for its interest or the speed within which a substitution could be effected. A successor general partner so chosen may not be able to adequately fulfill its obligations to the Partnership, and could cause a decline in the financial performance of the Partnership's assets.

     Pursuant to the Insignia Letter of Intent, ISLP granted VMSRIL a covenant not to sue with respect to the EAB Debt (which has been acquired by ISLP). In addition, VMSRI's affiliate, SRA, is receiving significant consideration pursuant to the Insignia Agreement. Because this consideration results, in part, from VMSRI's agreement to substitute MAERIL as general partner of the Selected Syndicated Partnerships, including the Partnership, it creates a conflict of interest for VMSRI. See "The Insignia Transactions - Purchase of EAB and Creditor Assets and Granting of Covenants not to Sue; and - Compensation to VMSRI Affiliate."

     Additionally, in order to expedite its withdrawal from the Partnership, a general partner could cause the Partnership to confer certain benefits upon a potential successor general partner or its affiliates, as an inducement to such potential successor to become a substitute general partner. Pursuant to the Insignia Letter of Intent, many of the Syndicated Partnerships, including the Partnership, retained affiliates of Insignia to provide property and asset management services for a fee. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia Affiliates as Manager." Although such retention is part of a series of transactions pursuant to which, among other things, VMSRI and its affiliates, which serve as general partners of Selected Syndicated Partnerships, will withdraw as such, substituting MAERIL as general partner, VMSRI believes that because of Insignia's expertise and resources and the terms of such retention that such retention of an Insignia affiliate to provide property and asset management services is in the best interests of the Partnership and the compensation to be paid the Insignia affiliates for their provision of services is comparable to the compensation received by the Partnership's prior asset and property managers. See "The Insignia Transactions - Substitution of MAERIL and Retention of Insignia's

Affiliate as Manager." It should also be noted that even had Insignia affiliates not been previously retained to provide such managerial services, once MAERIL became general partner of the Selected Syndicated Partnerships, it would have had the ability to so retain an Insignia affiliate.

INTERESTED PERSONS

     VMSRI owns a 1% interest in the profits and losses of the Partnership. It is contemplated that such interest will be transferred to MAERIL which will then become the sole general partner of the Partnership. In addition, as discussed under "The Insignia Transactions," VMSRI and certain of its affiliates have received benefits pursuant to the Insignia Letter of Intent, including a covenant not to sue given by ISLP, and have and, in the future, will receive benefits pursuant to the Insignia Agreement; these benefits include substitution of MAERIL for VMSRIL as general partner of the Partnership, and certain other monetary benefits.

     VMSRI does not have any interest in the adoption of the Amendment other than the interests described above, the matters discussed under the heading "Conflicts of Interest," and the following. VMSRI will be fulfilling its obligations under the Settlement Agreement. VMSRI will have fulfilled its obligation to vote the Proxies and its withdrawal as general partner of the Partnership upon the terms specified in the Insignia Agreement will relieve it from any liability for the obligations of the Partnership incurred subsequent to the date of such withdrawal. See "The Insignia Transactions -- Indemnities Granted by Insignia." However, VMSRI has no obligation under the terms of the Partnership Agreement to make additional contributions to, or assume additional liabilities of, the Partnership.

     Upon MAERIL's substitution as general partner of the Partnership, MAERIL will be liable with respect to obligations of the Partnership incurred after such substitution to the same extent as VMSRI would have been had it not withdrawn. Furthermore, even subsequent to its withdrawal as general partner, VMSRI will remain liable for those existing obligations of the Partnership incurred prior to the date of its respective withdrawals, to the extent that
(i) the assets of the Partnership, as the case may be, are inadequate to respond to those obligations. VMSRI has been released from certain claims pre-dating its withdrawal pursuant to the terms of the Settlement Agreement. See "Settlement Agreement's Relationship To The Partnership."

     All associates of VMSRI having an interest in it, through and as a result of that interest, have an interest in the withdrawal of VMSRI from the Partnership, and the assignment of its partnership interest to MAERIL. VMSRI and certain of its affiliates, including SRA and the Indemnified Partners, have an additional interest in the Amendment as it will permit consummation of certain of the transactions contemplated by the Insignia Agreement.

DEVELOPMENTS AFFECTING VMSRI AND ITS AFFILIATES

     As previously reported in the Partnership's quarterly and annual reports, VMSRI, and certain of its affiliates had experienced severe liquidity problems. Because of the inability of VMS Realty Partners, L.P. ("VMSRP") (which had been the asset manager of the Partnerships, as well as performing other services for or on behalf of the Partnership) to resolve the liquidity problems affecting it and its affiliates, VMSRP had generally suspended making payments relating to operating assets of it and its affiliates, other than payments generally necessary to maintain the operation of such assets of it and its affiliates, and changed the business of VMSRP and its affiliates, eliminating the acquisition and development of real estate assets. However, VMSRI, and each of the other affiliates that serve as general partners of VMS Syndicated Partnerships continued, and are continuing, to perform their responsibilities as general partners.

     In response to the above-described liquidity problems, on March 25, 1992, VMSRIL, an affiliate of (i.e., under common control with) the VMS Principal Entities, entered into an agreement (the "VMSRIL Agreement") with its single major creditor, European American Bank, and one of its affiliates, EURAM (collectively "EAB"), which held a lien on all of VMSRIL's assets.

     The VMSRIL Agreement provided that for a 12-month period VMSRIL was prohibited from engaging in business activities or operations unrelated to the orderly liquidation of its existing assets, which liquidation was to be conducted consistent with its duties as the managing general partner of VMS Syndicated Partnerships. Notwithstanding the foregoing, the VMSRIL Agreement provided that VMSRIL was not prohibited from engaging in any activities with respect to VMS Syndicated Partnerships, including, but not limited to, the continuation of the VMS Syndicated Partnerships' business operations.

     Under the VMSRIL Agreement, in order to facilitate VMSRIL's operation of its assets in a manner intended to preserve and, if possible, enhance the value of such assets prior to their disposition, EAB granted VMSRIL a moratorium on enforcement of all indebtedness owed to EAB by VMSRIL. EAB agreed that, during the one year term of the VMSRIL Agreement (assuming no default by VMSRIL in the performance of its obligations under the VMSRIL Agreement), EAB would not take any action which would materially adversely affect the interests of VMSRIL, including, without limitation, demanding payment of indebtedness and filing a petition to institute an involuntary bankruptcy proceeding against VMSRIL.

     Also in response to the above-described liquidity problems, on March 31, 1992, the VMS Principal Entities entered into the CRA with a number of parties including substantially all of the unsecured and undersecured creditors (other than trade creditors) of the VMS Principal Entities and certain of the unsecured or undersecured creditors (other than trade creditors) of their affiliates (collectively, the "Creditors"). Although VMSRIL is a party to the CRA, it is generally not considered a VMS Principal Entity thereunder.

     The CRA was intended to achieve a purpose comparable to that described above for the VMSRIL Agreement. In consideration of the benefits received by the Creditors under the CRA, the Creditors granted the VMS Principal Entities a moratorium similar to that contained in the VMSRIL Agreement.

     During the respective terms of, and under certain circumstances specified in, the VMSRIL Agreement and the CRA, VMSRP and certain of its affiliates, including VMSRIL, were required to pay certain sums derived from their operations and asset dispositions to be applied to their restructured debts; these sums were paid by VMSRP and its affiliates, including VMSRIL, as and when required under the terms of those agreements.

     Effective November 17, 1993, the VMS Principal Entities entered into the Fifth Amendment to the CRA, dated as of October 25, 1993, pursuant to which each VMS Principal Entity (and not VMSRIL) has transferred certain of its assets in lieu of foreclosure (other than general partnership interests in VMS Syndicated Partnerships and assets that the Creditors chose not to acquire, based on their view of the value of such assets and concerns about possible liability associated with them) to separate trusts beneficially owned by the Creditors of each of the respective transferring VMS Principal Entities, subject to the liens of the applicable Creditors, in consideration of, among other things, the granting of covenants not to sue by the respective Creditors (and their successors and assigns) with respect to each of the VMS Principal Entities' liability for the indebtedness owed such Creditors. Such transactions have amicably concluded the debtor creditor relationship between the VMS Principal Entities and the Creditors.

     Pursuant to the CRA and the Fifth Amendment thereto, and as an inducement to the VMS Principal Entities to engage in the deed in lieu transactions described above, substantial cash consideration, at the direction of the VMS Principal Entities, was paid by the Creditors to SRA for future services to be performed by SRA for benefit of the VMS Principal Entities.

     During the summer of 1993, EAB introduced VMSRIL to Insignia, which was engaged in discussions with EAB concerning the possible acquisition by an Insignia subsidiary of VMSRIL's debt to EAB and the assets securing that debt, and the granting by that Insignia subsidiary of a covenant not to sue VMSRIL. This transaction has now occurred, effectively resolving VMSRIL's financial difficulties with its single major creditor.

     Subsequently, Insignia entered into negotiations with VMSRIL that have resulted in the execution of the Insignia Letter of Intent and thereafter, the Insignia Agreement. See "The Insignia Transactions."


                                    * * *


     The plaintiffs in the Dubelko Lawsuit, previously reported in Item 2 of
Part I of the Partnership's Report on Form 10-Q for the nine months ended September 30, 1992, and Item 1 of Part I of the Partnership's Report on Form 10-K for the year ended December 31, 1992, alleged that because of VMSRIL's past financial difficulties it had withdrawn as the general partner of a VMS syndicated partnership pursuant to the terms of that partnership's partnership agreement, which partnership agreement is similar to the partnership agreement of the Partnership. Effective January, 1993, the Dubelko Lawsuit was settled and, pursuant to such settlement, the plaintiffs withdrew their allegations. Additionally, in a Chapter 11 case involving Frenchman's Reef Beach Associates ("Frenchman's"), another VMS syndicated partnership, Case No. 93B 18572 (Bankr. N.D. Ill.), the Frenchman's Reef Protection Committee (an unofficial Committee purporting to represent certain limited partners in Frenchman's) filed an objection to the plan and disclosure statement filed by Frenchman's which objection disputed VMSRIL's status as the general partner of Frenchman's, relying upon an argument substantially similar to that advanced in the Dubelko Lawsuit. Notwithstanding this objection, Frenchman's bankruptcy plan was confirmed in November of 1994 by the bankruptcy court and became effective in
December of 1994.   VMSRI believes, after consultation with its counsel, that
VMSRI has meritorious defenses to claims such as the Dubelko Lawsuit and the Frenchman's objection, and that the resolution of VMSRIL's financial difficulties discussed above affords additional strength to such defenses.


                                    * * *


     The Office of the Inspector General ("OIG") for the Department of Housing and Urban Development ("HUD") completed an audit of the books and records of seven HUD projects which VMS Realty Management, Inc. managed from 1987 to 1991, the years which were the subject of the OIG audit. The OIG concluded that VMS Realty Management, Inc. did not comply with the terms and conditions for the HUD Regulatory Agreements and applicable HUD regulations and instructions relating to the financial and general management practices for six of the seven HUD projects reviewed. Specifically, the OIG audit concluded that such partnerships inappropriately disbursed $6,366,180 from the projects' funds for partnership expenses from 1987 to 1991 when the projects were in a non-surplus cash position or lacked adequate surplus cash for the payments, as the term "surplus cash" is defined pursuant to the HUD Regulatory Agreements. Approximately $3,776,000 of the $6,366,180 which the OIG has concluded to have been inappropriately disbursed in payment of partnership obligations related to two HUD projects in which the Partnership is a partner ($2,168,000 with respect to Richardson Highlands and $133,000 with respect to Rivercrest Village). These inappropriate disbursements included payments for second mortgages, asset management fees, notes payable and other partnership expenses.

     Based on the HUD audit and further investigations, the United States Attorneys' Office for the Northern District of Illinois advised VMS Realty Management, Inc. and such partnerships that it was considering filing an action with respect to the purported improprieties. In response, VMS Realty Management, Inc. and such partnerships commenced settlement negotiations with HUD and the U.S. Attorneys' office. A cash settlement was reached with HUD for Ramblewood Associates, the owner of one of such HUD projects resulting in a payment to HUD in excess of $200,000. Then on December 9, 1996, a settlement was reached with respect to the other five projects found not to be in compliance by HUD. Pursuant to this settlement, the VMS related parties to the settlement agreement paid an aggregate amount of $550,000 to the government, $391,000 of which was paid from available funds of Richardson Highlands (a HUD project of one of the Partnership's subpartnerships). The balance was paid by entities other than the Partnership and its subpartnerships.

               INFORMATION INCORPORATED BY REFERENCE

     The following documents are incorporated by reference herein in its entirety:

            (a)  Registrant's Form 10-KSB for the year ended
                 December 31, 1996;

            (b) Registrant's Form 10-QSB for the quarterly period ended March 31, 1997;

            (c)  Registrant's Form 8-K dated April 10, 1997; and

            (d) Registrant's Form 10-QSB for the quarterly period ended June 30, 1997.

                                   GLOSSARY

     "Entity Payments" means sums paid to a VMS Principal Entity or VMSRIL (i) pursuant to the terms of an assignment note or wrap note; (ii) pursuant to the provisions of the partnership agreement of a Settling Limited Partnership providing for the distribution to the general partners of such Settling Limited Partnership of a portion of the net proceeds of a sale or other disposition of real property and/or other assets owned by such Settling Limited Partnership;
(iii) as repayment of amounts loaned to a Settling Limited Partnership, including interest thereon, by a VMS Principal Entity, in its capacity as a general partner of such Settling Limited Partnership, on the terms set forth in the limited partnership agreement and/or private placement memorandum of such Settling Limited Partnership; or (iv) as a fee upon the sale of any project owned by either a Settling Limited Partnership or a joint venture in which such Settling Limited Partnership is a partner, pursuant to the terms of either the limited partnership agreement or private placement memorandum of such Settling Limited Partnership; the amounts referred to in this clause (iv) include, but are not limited to, (a) fees payable for advice rendered by the VMS Principal Entity as to the timing and terms of the sale of any project and (b) incentive payments payable due to the gross proceeds derived from the sale of a project exceeding certain financial thresholds set forth in the private placement memorandum of such Settling Limited Partnership; provided, however, that Entity Payments shall not include any amounts due or payable to a VMS Principal Entity as a Management Fee.

     "Management Fee" means any and all amounts payable to any VMS Principal Entity or VMSRIL in its capacity as manager or asset manager of a project owned by either a Settling Limited Partnership or a joint venture in which a Settling Limited Partnership is a partner, for its services as manager or asset manager of such project, as such fees are payable pursuant to the terms set forth in the private placement memorandum of such Settling Limited Partnership.

                            Index of Defined Terms

Term                                              Page Number
----                                              -----------
Aggregate Payments                                     32
Amendment                                               1
Class Counsel                                          14
CNA Settling Defendants                                13
Consolidated Actions                                   13
Court                                                   1
Covered Losses                                         29
CRA                                                    20

                            Index of Defined Terms

Term                                                  Page Number
----                                                  -----------
Creditors                                                  37
Creditor Assets                                            28
EAB                                                        36
EAB Assets                                                 28
Escrow                                                     20
Frenchman's                                                38
General Partner                                             1
HUD                                                        38
Indemnified Partners                                       29
Industrial Indemnity Settling Defendants                   13
Insignia                                                    1
Insignia Agreement                                          5
Insignia Letter of Intent                                   4
Investor Note                                              14
ISLP                                                       22
MAERIL                                                      1
MAE                                                         1
MAP IV                                                     26
MAP V                                                      26
MF VMS                                                      6
MF VMS Agreement                                            6
Mutual Benefit Settling Defendants                          7
Net Proceeds                                               31
New Action                                                 13
New Junior Loan                                            32
New Senior Loan                                            32
OIG                                                        38
Oversight Committee                                         8
Partnership                                                 1
Partnership Agreement                                       1
Partnership Amendment to Note                              14
Proxies                                                     4
Prudential-Bache Settling Defendants                       13
Reserve                                                    29
Securitization                                             32
Selected Syndicated Partnerships                            5
Services                                                   29
Settlement Agreement                                        1
Settling Class Members                                      7
Settling Limited Partnerships                               7
SRA                                                         4
Syndicated Partnerships                                     4
VMS NRP                                                     6
VMSRI                                                       1
VMSRIL                                                      1
VMSRIL Agreement                                           36
VMSRP                                                      36
VMS Principal Entity(ies)                                   5
VMS Settling Defendants                                    13
VMS Syndicated Partnerships                                28

                                  EXHIBIT A


     THIS AMENDMENT to the Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership (the "Agreement") of Investors
First-Staged Equity L.P.  (the "Partnership") is executed on the      day of
, 1997. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Agreement.

     WHEREAS, the Partnership desires to grant the General Partners the right to freely Withdraw from the Partnership without liability, subject only to Satisfaction of the Withdrawal Conditions (as such term is defined below); and

     WHEREAS, Limited Partners representing 99% of the Limited Partnership Interests, directly or by proxy granted to the Managing General Partner either
(i) pursuant to the terms of that certain Stipulation of Settlement of New Action and Partial Settlement of Consolidated Actions approved by order of Judge Zagel dated July 2, 1991, as amended (the "Settlement Agreement") or (ii) otherwise, consent to the grant of a right of Withdrawal to the General Partners.

     NOW, THEREFORE, the Partners hereby amend the Agreement, as follows:

     1.  The following shall be inserted new Section V, paragraph 7:

         7. Notwithstanding anything contained in this Agreement and Certificate to the contrary, a General Partner may, without the consent of any Limited Partners, but subject solely (except in the case of death, disability or incompetency) to the Satisfaction of the Withdrawal Conditions, (1) Withdraw from the Partnership at any time without incurring any liability to the Partnership for such Withdrawal; provided, however, that the foregoing shall not release any such withdrawing General Partner from any liability of such General Partner arising, or relating to any matter existing, prior to its date of Withdrawal, and (2) substitute for itself one or more successor General Partners. "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the General Partner shall have reasonably determined that (x) the proposed Withdrawal will not result in the reclassification of the Partnership as an association taxable as a corporation for Federal income tax purposes and
     (y) any proposed substitute General Partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as a General Partner.

     2. Section V, paragraph 6 is hereby amended by inserting at the end of such paragraph the following:

     "Nothing contained in this paragraph 6 shall restrict a General Partner's withdrawal and/or substitution of one or more successor General Partners in accordance with paragraph 7 of this Section V."

     3. Section V, subparagraph 5(a) is hereby amended by inserting the words "except pursuant to paragraph 7 of this Section V" after the comma and before the phrase "the independent public accountants" in the first sentence of the subparagraph."

     4. Section V, subparagraph 5(b) is hereby amended by deleting the word "Except as limited herein" from the beginning of the first sentence thereof, and inserting in its place the words "Except in the case of a withdrawal of the General Partner pursuant to paragraph 7 of this Section V and as otherwise limited herein"

                                  EXHIBIT B

                   IRREVOCABLE PROXY AND POWER OF ATTORNEY

     Each settling Class member who is a current limited partner of any of the Active Limited Partnerships identified by footnote 3 on Exhibit A will be deemed to grant to each managing general partner of each such Active Limited Partnership, acting singly, the irrevocable proxy and power of attorney specified below and will irrevocably constitute and appoint them, with full power of substitution and resubstitution, as his, her or its attorney-in-fact with full power and authority to act in his, her or its name on his, her or its behalf with respect to:

         (a) Voting in favor of, or consenting to, any sale, lease, assignment, exchange or other transfer or conveyance of the real property and/or other assets owned by such Active Limited Partnership, including, but not limited to, any conveyance of all or substantially all of the assets of such Active Limited Partnership; and

         (b) Voting in favor of an amendment to the partnership agreement of such Active Limited Partnership, which, notwithstanding any provisions to the contrary in the applicable partnership agreement or prospectus, permits each general partner of such Active Limited Partnership to (i) withdraw, without liability for such withdrawal, from the Active Limited Partnership (whether by resignation or retirement or by the transfer, sale, assignment, pledge, encumbrance or other disposition of such general partner's general partnership interest in such Active Limited Partnership) and (ii) substitute one or more successor general partners without obtaining, with respect to both (i) or (ii) above, any further consent of the limited partners of the Active Limited Partnership, and without satisfying any other conditions to the withdrawal and substitution of general partners other than Satisfaction of the Withdrawal Conditions. As used herein, "Satisfaction of the Withdrawal Conditions" shall be deemed to have occurred if the general partner reasonably determines that (x) the proposed withdrawal will not result in the reclassification of the Active Limited Partnership as an association taxable as a corporation for Federal income tax purposes; and (y) any proposed substitute general partner has experience in real estate management and is reasonably capitalized to carry out its duties and obligations as general partner.

         (c) The proxy and power of attorney hereby granted by each limited partner of each Active Limited Partnership:

                (i) is a proxy and power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of such limited partner, shall revoke all prior proxies granted by such limited partner and shall survive for the life of the Active Limited Partnership; and

              (ii) shall be valid and binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of each such limited partner and each managing general partner of such Active Limited Partnership.

         (d) No settling Class member who is a limited partner of the Active Limited Partnerships shall grant a proxy or power of attorney to any person which conflicts with the proxy and power of attorney granted herein and any attempt to do so shall be void.

                                  EXHIBIT C

                         ACTIVE LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
     Partnership I
Chicago Resort Hotels and Conference Centers Limited
     Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Davies Pacific Center Limited Partnership
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates Ltd.
LaJolla Village Professional Center Associates
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
     Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates

One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates

                                  EXHIBIT D

                        SETTLING LIMITED PARTNERSHIPS

11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
     Partnership I
Chicago Resort Hotels and Conference Centers Limited
     Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates
Lynnhaven Associates

Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
     Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Towers Associates

                                  EXHIBIT E
                           VMS SETTLING DEFENDANTS

Boca-CWP Partners
Brewster Corp.
Brewster Realty, Inc.
     (formerly known as VanKampen Stone, Inc.)
Chicago Wheaton Partners
Congregate Living Partnership
Green, Richard
Harbour House Assoc.
Hayes, David
Hoekstra, Allan W.
Howard, Melvin
Indian Lakes/Nordic Hills L.P.
LaJolla Office Associates
Merritt, John C.
Morris, Peter R.
Morris/Stone Assoc.
Park, Jeffrey J.
PRM-Garden City Assoc.
Residential Equities, Ltd.
Resort Retirement Properties Associates
Robbins, James
Seeland, Allen
Sveen, Richard
Sonnenschein Nath & Rosenthal
     (formerly known as Sonnenschein Carlin Nath & Rosenthal)
Springs Management Company
Stone, Joel A.
VanKampen Merritt, Inc.
VanKampen/Morris/Stone, Inc.
VanKampen, Robert D.
VanKampen Stone, Inc.
VKM&S Enterprises, Inc.
VKM&S-Garden City Associates
VMS Broadway Associates
VMS East Bay Associates
VMS Financial Guarantee L.P.
VMS Hotel Mortgage, Inc.
VMS Institutional Capital Corp. 1984-2
VMS Mortgage Co.
VMS Mortgage Co. II
VMS Mortgage Co. IV
VMA National Hotel Partners
VMS National Properties
VMS Realty, Inc.
VMS Realty Investment, Ltd.
VMS Realty Investors
VMS Realty Management, Inc.
VMS Realty Partners
VMS Securities Inc.
VMS Staged Equity II, Inc.
VMS Wall Street Associates Limited Partnership (11 Broadway)
Xerox Corporation

Xerox Credit Corporation
Xerox Financial Services, Inc.
XCC Investment Corporation
11 Broadway Associates Limited Partnership I
11 Broadway Associates Limited Partnership II
11 Broadway Associates Limited Partnership III
1600 Arch Investors, Ltd.
1600 Arch Limited Partnership
18th & Market Street Hotel Limited Partnership
850 Third Avenue Limited Partnership
Albuquerque/San Pedro Office Park Associates
Arlington/Woodcreek Associates
Boca Glades Associates
Boca Raton Hotel & Club Limited Partnership
Boca West Shopping Center Associates, Ltd.
Boulder/Arapahoe Mall Associates, Ltd.
C.H. Equity Associates
Candlewood Square Apartments Associates, Ltd.
Chicago Resort Hotels and Conference Centers Limited
     Partnership I
Chicago Resort Hotels and Conference Centers Limited
     Partnership II
Coral Gables Financial Center Associates, Ltd.
Coral Gables Hi-Rise Office Associates, Ltd.
Dallas Timber Ridge Associates
Davies Pacific Center Limited Partnership
Denver/Hi-Tech Executive Center Associates
East/Southeast Hotel Associates, Ltd.
East/West Coast Mall Associates, Ltd.
Embassy Associates
Forest Glen Townhome Associates, Ltd.
Forest Glen Townhome Associates II, Ltd.
Forest Hills Townhome Associates
Forestwood Associates
Fort Worth/Gates of Spain Associates, Ltd.
Four Quarters Habitat Apartments
Frenchman's Reef Beach Associates
Ft. Lauderdale Office Park Associates, Ltd.
Garden City Plaza Associates, Ltd.
Gulfstream Mall Associates, Ltd.
Harbour House Investors, Ltd.
Harbour House Partners, Ltd.
Hearthwood Associates
Hickory Point Townhome Associates
Investors First-Staged Equity L.P.
Jacksonville/Windsong Apartments Associates, Ltd.
Kendall Townhome Investors, Ltd.
Key Biscayne Beach Hotel Associates, Ltd.
LaJolla Village Professional Center Associates
Lake Magdalene Arms Apartment Associates, Ltd.
LaSalle/Market Streets Associates, Ltd.
Lodge West Townhome Associates

Lynnhaven Associates
Merrifields Associates
Mount Regis Associates II
Nashville House Office Center Associates
Nob Hill Townhome-Apartment Associates
North Palm Beach Shopping Center Associates, Ltd.
Northern California Shopping Center Associates, a Limited
     Partnership
Oak Brook International Office Center Associates
Oceanside and Shenandoah Hotel Associates
Oceanview/Virginia Beach Hotel Associates
One Hundred Gold Street Limited Partnership
Orlando-Spanish Trace Associates, Ltd.
Park Centre Associates
Pasadena Office Park Associates
Pennsylvania Building Limited Partnership, The
Potomac/Waterview Associates
Prudential-Bache/VMS Realty Associates L.P. I
Prudential-Bache/VMS Realty Associates L.P. II
Raleigh/Spring Forest Apartments Associates
Raleigh/Spring Forest Investors
Ramblewood Associates
Regency Square Townhomes and Apartments Associates, Ltd.
Scarlett Oaks Apartments Associates, Ltd.
Shadowood Associates
Shoreham Hotel Limited Partnership, The
Spring Brook Village Apartment Associates, Ltd.
Springs of Country Woods Apartment Associates, Ltd.
Thornwood Townhomes & Apartments Associates
Toronto Park Hotel Limited Partnership
Trails Shopping Center Associates, Ltd.
Turnberry Wells Townhome Associates
Tyson's Pike Seven Plaza Associates
Village Green Apartment-Townhome Associates
Virginia Beach Hotel Associates
VMS Canadian Hotel Partnership
VMS Investors First-Staged Equity L.P. II
VMS National Hotel Portfolio I
VMS National Hotel Portfolio II
VMS National Residential Portfolio I
VMS National Residential Portfolio II
VMS Resort Retirement Living Associates, L.P. I
VMS Resort Retirement Living Associates, L.P. II
VMS/Tower Place Limited Partnership
Waterview Colonial Manor Associates
West Palm/Forum III Associates, Ltd.
Woodhaven Associates
Woodmere Associates, Ltd.
Yorktown Tower Associates

                                  EXHIBIT F





                                BALANCE SHEET

                                 MAERIL, INC.

                                JUNE 30, 1997
                     WITH REPORT OF INDEPENDENT AUDITORS

                                 MAERIL, Inc.


                                Balance Sheet

                                June 30, 1997




                                   CONTENTS

Report of Independent Auditors........................................1
Balance Sheet.........................................................2
Notes to Balance Sheet................................................3

                      [LETTERHEAD OF ERNST & YOUNG LLP]




                        Report of Independent Auditors



To the Stockholders
MAERIL, Inc.


We have audited the accompanying balance sheet of MAERIL, Inc. as of June 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of MAERIL, Inc. at June 30, 1997, in conformity with generally accepted accounting principles.


                                    /s/  ERNST & YOUNG LLP


Greenville, South Carolina
August 5, 1997

                                 MAERIL, Inc.

                                Balance Sheet

                                June 30, 1997



ASSETS
Cash                                                              $128,103
                                                                  --------
Total assets                                                      $128,103
                                                                  ========
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Payable to affiliates                                             $ 22,346
Losses in excess of investment in partnerships                     189,329
                                                                  --------
Total liabilities                                                  211,675

Stockholder's deficiency:
 Common stock, $1 par value; 100 shares authorized
  and outstanding                                      $    100
 Additional paid-in capital                              99,900
 Deficit                                               (183,572)   (83,572)
                                                       -------------------
Total liabilities and stockholder's deficiency                    $128,103
                                                                  ========

See accompanying notes.

                                 MAERIL, Inc.

                            Notes to Balance Sheet

                                June 30, 1997



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

MAERIL, Inc. ("the Company") is a wholly owned subsidiary of MAE GP Corporation, which is wholly-owned by Metropolitan Asset Enhancement, L.P. ("MAE"). The Company was incorporated as a Delaware corporation on March 23, 1994 and was formed to become the general partner of certain real estate related limited partnerships.

An agreement exists between MAE and Insignia Financial Group, Inc. ("Insignia"), dated August 13, 1993 and terminating April 15, 2018, which causes Insignia, through its employees, to perform certain functions for MAE and each of its affiliates and controlled subsidiaries. Pursuant to this agreement, Insignia will perform these responsibilities on behalf of the Company and shall receive for the performance of such services "Incentive Management Fees" and "Transaction Fees" (as defined).

PRINCIPLES OF CONSOLIDATION

The balance sheet includes all of the accounts of the Company and its 100%-owned subsidiary, GP Services XI, Inc. All significant intercompany balances have been eliminated.

USE OF ESTIMATES

The preparation of a balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement and accompanying notes. Actual results could differ from those estimates.

CASH

Periodically the amount of cash on deposit in federally insured institutions exceeds the limit on insured deposits. The carrying amount of cash approximates fair value.

                                 MAERIL, Inc.

2. INVESTMENT IN GENERAL PARTNERSHIP INTERESTS

At June 30, 1997, the following eight general partnerships' interest were owned by the Company. Each of these general partnership interests were transferred to the Company during the previous three years.


Boca Glades Associates Ltd.                         1%
Boca West Shopping Center Associates, Ltd.          2%
Four Quarters Habitat Apartments Associates, Ltd.   2%
Investors First-Staged Equity L.P. II               1%
Kendall Townhome Investors, Ltd.                    1%
Merrifields Associates                              1%
Woodhaven Associates                                1%
Yorktown Towers Associates                          1%

Kendall Townhome Investors, Ltd.'s only asset is its 24.7% equity interest in Four Quarters Habitat Apartments Associates, Ltd. Merrifields Associates' only asset was sold in June 1997 and the Partnership is to be terminated on or before December 31, 1997. The properties held by Boca Glades Associates Ltd. are currently being marketed for sale. No loss on the sale of these properties is expected.

The general partnership interests have been acquired by MAERIL generally at no out-of-pocket cost, as Insignia has funded all acquisition costs in return for the management rights for properties owned by partnerships in which MAERIL or an affiliate is the general partner.

Investments in real estate partnerships are accounted for under the equity method. Under the equity method, MAERIL records a liability for its proportionate share of the investee's income or loss in the income statement and records cash distributions received as a reduction of its investments. At June 30, 1997, MAERIL has recorded a liability of approximately $189,000 related to its share of equity in losses in the partnerships, which includes the amortization of MAERIL's costs in excess ($343,000) of its proportionate share of the investees assets at the dates of acquisition. The costs in excess are being amortized over ten years, which is the estimated composite life of the investees.

                                 MAERIL, Inc.

2. INVESTMENT IN GENERAL PARTNERSHIP INTERESTS (CONTINUED)

A general partner of a limited partnership may become obligated to fund certain losses of the limited partnership once the capital of the limited partnership is depleted. There can be no assurance that MAERIL will have the necessary resources to fund such losses. Generally, the limited partnerships are financed with non-recourse mortgages for which the general partner is not responsible should the partnerships default on such mortgages. In addition, recourse obligations of the underlying partnerships existing prior to the date of MAERILOs becoming general partner are generally not the responsibility of MAERIL. However, MAERIL is contingently liable for other recourse obligations of the partnerships, consisting primarily of trade payables and other accruals. Management does not expect this contingency to have a material adverse effect on MAERIL's financial condition.

Total assets, liabilities and deficits of these partnerships as of June 30, 1997 were approximately $35,027,000, $64,157,000 and $29,130,000, respectively.


3. INCOME TAXES

The Company accounts for income taxes under the liability method as required by FASB Statement No. 109, "Accounting for Income Taxes". The Company will file its return as part of a consolidated group with MAE GP Corporation. The provision for income taxes is determined on a separate company basis. The Company has incurred losses since inception and therefore no provision for income taxes has been recorded. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities used for income tax purposes.

Temporary differences arise from book and tax differences in accounting for the equity in losses of the partnerships. Significant components of the CompanyOs deferred tax assets and liabilities as of June 30, 1997 are as follows:


Deferred tax assets:
  Net operating loss carryforward                $76,000
  Valuation allowance for deferred tax assets    (76,000)
                                                 -------
Net deferred tax assets                          $     0
                                                 =======
Deferred tax liabilities                         $     0
                                                 =======

                                 MAERIL, Inc.

4. ENVIRONMENTAL LIABILITIES

Under various Federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances or petroleum product released at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that MAERIL, any of its affiliates, or any assets owned or controlled by MAERIL or any of its affiliates currently are in compliance with all of such laws and regulations, or that MAERIL or its affiliates will not become subject to liabilities that arise in whole or in part out of any such laws, rules or regulations. Management is not currently aware of any environmental liabilities which are expected to have a material adverse effect on MAERIL's financial condition.

                                  EXHIBIT G


                                 MAERIL, INC.
                ----------------------------------------------
                ONE INSIGNIA FINANCIAL PLAZA  -  P.O. BOX 1089
                       GREENVILLE, SOUTH CAROLINA 29602
                            PHONE: (864) 239-1000
                          FACSIMILE: (864) 239-1558


August 21, 1997

VIA FACSIMILE AND
U.S. POSTAL SERVICE


Mr. Thomas A. Gatti
VMS Realty Investments, Ltd.
630 Dundee Road, Suite 220
Northbrook, IL 60062

Dear Tom:

As you know, MAERIL, Inc. ("MAERIL") was formed to become the general partner of certain real estate related limited partnerships. Over the past three years, the general partner interests of thirteen VMS partnerships have been transferred from VMSRIL and related VMS entities to MAERIL, at no cost to MAERIL. There is a stockholder's deficit of $84,000 at June 30, 1997, which is comprised of $100,000 in capital and a deficit of $184,000. The deficit is the result of recording its equity interests in the losses of these partnerships. MAERIL has $128,000 in cash at June 30, 1997.

In accordance with generally accepted accounting principles, the investments in general partner interests are recorded on the books using the equity method of accounting. The initial investments in the general partner interests at the date of substitution were recorded at zero; however, the value of the investment in the general partner interests is recorded at an amount less than zero (a liability) to the extent of MAERIL's proportionate share of the partnerships' net deficits. This initial difference between the carrying value (-0-) and MAERIL's share of the partnerships' net deficits of $343,000 is being amortized over ten years, which is the estimated life of the on-going partnerships. Amortization recorded through June 30, 1997, is $86,000. MAERIL has also recorded $103,000 for its equity interests in the losses of the partnerships since it became the general partner. The total liability recorded by MAERIL for its share of equity in losses in the partnerships at June 30, 1997, is $189,000.

A general partner of a limited partnership may become obligated to fund certain losses of the limited partnership once the capital of the limited partnership is depleted. Generally, the limited partnerships are financed with non-recourse mortgages for which the general partner is not responsible should the partnerships default on such mortgages. In addition, recourse obligations of the underlying partnerships existing prior to the date of MAERIL becoming general partner are not the responsibility of MAERIL. However, MAERIL is contingently liable for other recourse obligations of the partnerships, consisting primarily of trade payables and other accruals. We do not expect this contingency to have a material adverse effect on MAERIL's financial condition.

In addition, we believe that MAERIL has the wherewithal and access to the necessary expertise to function as the general partner of the registrants due to its relationship with Insignia Financial Group, Inc. ("Insignia").

Insignia and Metropolitan Asset Enhancement, L.P. ("MAE"), an affiliate of MAERIL, are parties to an agreement dated August 13, 1993, and terminating April 14, 2018, pursuant to which Insignia has agreed to perform all certain functions for MAE and each of its affiliates and controlled subsidiaries, including MAERIL. Under this same agreement, MAE and its affiliates, including MAERIL, engage Insignia to perform property and asset management functions for the partnerships in which they serve as the general partner.

Mr. Thomas A. Gatti
August 21, 1997
Page Two


Given the above factors, we believe that MAERIL's deficit will in no way hinder or prevent it from executing its fiduciary duties as the general partner of the registrant.

Yours truly,

/s/ Robert D. Long, Jr.

Robert D. Long, Jr.
Vice President


cc: Mike Downing, Ernst & Young LLP